SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:
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☐    Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:
2.	Form, Schedule or Registration Statement No.:
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4.	Date Filed:

1

Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held July 22, 2015

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on July 22, 2015, which will be held at 150 Commercial Street, Sunnyvale, California 94086 at 12:00 p.m., local time (the “Annual Meeting”). Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report on Form 10-K for the year ended December 31, 2014 on our website at http://www.viveve.com under “Investors”.

At this year’s meeting, you will be asked to: (1) elect five directors to serve until our next annual meeting or until the election and qualification of their successors; (2) approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (also referred to as the PLC Systems, Inc. 2013 Stock Option and Incentive Plan) (the “Plan”) to increase the number of shares of common stock authorized for awards under the Plan from 3,111,587 shares to a total of 10,100,000 shares; (3) ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015; (4) approve a share consolidation (reverse split) of the Company’s common stock at a ratio of up to 1-for-10, which ratio may be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting; (5) approve the continuation of Viveve into the State of Delaware under the Delaware General Corporation Law (the “DGCL”) and to adopt charter documents of the Company that comply with the DGCL in connection therewith, effective as of such date that is to be determined by the Board of Directors, in its sole discretion, no more than twelve months from the date of the Annual Meeting; and (6) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders dissenting to the continuance of the Company to Delaware are entitled to be paid the fair value of their shares pursuant to section 193 of the Business Corporations Act (Yukon). Such dissent rights are discussed in more detail in the attached Proxy Statement which is deemed to form part of and is incorporated into this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on June 19, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

I hope that you attend the Annual Meeting in person. Whether or not you plan to be with us, please complete, sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer

Sunnyvale, California
June 22, 2015

2

Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California 94086

Notice of Annual Meeting of Stockholders

to be held July 22, 2015

To the Stockholders of Viveve Medical, Inc.:

The 2015 Annual Meeting of Stockholders will be held at 150 Commercial Street, Sunnyvale, California 94086 at 12:00 p.m., local time, on July 22, 2015. During the Annual Meeting, stockholders will be asked to:

(1)	elect five directors to serve until our next annual meeting or until the election and qualification of their successors;

(2)

approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (also referred to as the PLC Systems, Inc. 2013 Stock Option and Incentive Plan) (the “Plan”) increasing the number of shares of common stock authorized for awards under the Plan from 3,111,587 shares to a total of 10,100,000 shares;

(3)	ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(4)

approve a share consolidation (reverse split) of the common stock of the Company at a ratio of up to 1-for-10, which ratio may be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting;

(5)

approve the continuation of Viveve Medical, Inc. into the State of Delaware under the DelawareGeneral Corporation Law (the “DGCL”) and to adopt charter documents of the Company that comply with the DGCL in connection therewith, effective as of such date that is to be determined by the Board of Directors, in its sole discretion, no more than twelve months from the date of the Annual Meeting; and

(6)	transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Stockholders dissenting to the continuance of the Company to Delaware are entitled to be paid the fair value of their shares pursuant to section 193 of the Business Corporations Act (Yukon). Such dissent rights are discussed in more detail in the attached Proxy Statement which is deemed to form part of and is incorporated into this Notice of Annual Meeting of Stockholders.

If you are a stockholder as of June 19, 2015, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about June 22, 2015.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Financial Officer

June 22, 2015

3

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are first being mailed, beginning on or about June 22, 2015, to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (“Board”) for our annual meeting of stockholders to be held on July 22, 2015 at 12:00 p.m., local time, at 150 Commercial Street, Sunnyvale, California 94086 (referred to as the “Annual Meeting”). This Proxy Statement is deemed to form part of and is incorporated into the attached Notice of Annual Meeting of Stockholders. This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

●	About The Meeting: Questions and Answers - page 2
●	Executive Officers, Directors, and Corporate Governance – page 6
●	Executive Compensation and Related Information – page 14
●	Security Ownership Of Certain Beneficial Owners and Management – page 18
●	Certain Relationships and Related Transactions – page 20
●	Proposal 1 – Election of Directors – page 23
●	Proposal 2 – to approve an amendment to the Plan increasing the number of shares of common stock authorized for awards under the Plan to a total of 10,100,000 shares – page 23
●	Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm – page 31
●	Proposal 4 – Approval of a Share Consolidation (Reverse Split) of the Common Stock of the Company – page 32
●	Proposal 5 – Approval of the Continuation of Viveve Medical, Inc. into the State of Delaware – page 37
●	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 43
●	Other Matters – page 43

Appendix A – Second Amendment to the Viveve Medical 2013 Stock Option and Incentive Plan
Appendix B – 2013 Stock Option and Incentive Plan and Amendment No. 1 to 2013 Stock Option and Incentive Plan Appendix C – Delaware Certificate of Incorporation
Appendix D – Delaware Bylaws
Appendix E – Delaware Certificate of Conversion Appendix F – Yukon Application for Authorization to Continue into Another Jurisdiction

Appendix G – Viveve Medical, Inc. Proxy

Appendix H – Section 193 of the Yukon Business Corporations Act (Shareholders’ Right to Dissent)

Appendix I – Comparison of Stockholder Rights under the Yukon Business Corporations Act (“YBCA”) and the Delaware General Corporation Law (“DGCL”)

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2015: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014 are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	elect five directors to serve until our next annual meeting or until the election and qualification of their successors;

(2)

approve an amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (also referred to as the PLC Systems, Inc. 2013 Stock Option and Incentive Plan) (the “Plan”) to increase the number of shares of common stock authorized for awards under the Plan from 3,111,587 shares to a total of 10,100,000 shares;

(3)	ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(4)

approve a share consolidation (reverse split) of the common stock of the Company at a ratio of up to 1-for-10, which ratio may be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting;

(5)

approve the continuation of Viveve Medical, Inc. into the State of Delaware under the Delaware General Corporation Law (the “DGCL”) and to adopt charter documents of the Company that comply with the DGCL in connection therewith, effective as of such date that is to be determined by the Board of Directors, in its sole discretion, no more than twelve months from the date of the Annual Meeting; and

(6)	transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on June 19, 2015 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 51,339,764 shares of common stock outstanding on June 19, 2015. From June 19, 2015 through July 22, 2015, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Jim Robbins, our Vice President of Finance, at (408) 530-1900 Ext. 219 to arrange a visit to our offices.  In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, July 21, 2015. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Tuesday July 21, 2015. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to the New York Stock Exchange member broker firms (some of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf.  If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote or abstention will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Patricia Scheller, our Chief Executive Officer, and Scott Durbin, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1); “FOR” an amendment to the Plan increasing the number of shares of common stock authorized for awards under the Plan to a total of 10,100,000 shares (see Proposal 2); “FOR” the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 3); “FOR” the approval of a share consolidation (reverse split) of the common stock of the Company at a ratio of up to 1-for-10, which ratio may be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting (see Proposal 4); and “FOR” the approval of the continuation of the Company into the State of Delaware and to adopt charter documents of the Company that comply with the DGCL in connection therewith, effective as of such date that is to be determined by the Board of Directors, in its sole discretion, no more than twelve months from the date of the Annual Meeting (see Proposal 5). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our Vice President of Finance, Jim Robbins, in writing at 150 Commercial Street, Sunnyvale, California 94086, that you are revoking your proxy;

●

Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc., will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Section 10.12 of our bylaws, two stockholders or proxy holders present, holding not less than ten percent (10%) of the outstanding shares of the Company entitled to vote at the meeting, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a majority of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the number of shares voted “For” a director must exceed the number of shares withheld from voting with respect to that director. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan increasing the number of shares of common stock authorized for awards under the Plan from 3,111,587 shares to a total of 10,100,000 shares.  For Proposal 2, the approval to amend the Plan to increase the number of shares of common stock available for awards under the Plan to a total of 10,100,000 shares requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 3, the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval.

Share Consolidation (Reverse Split) of Common Stock. For Proposal 4, the affirmative vote of two-thirds of the votes cast by the holders of all of the shares of common stock present or represented and voting on such matter will be required for approval.

Continuation of Viveve Medical, Inc. into the State of Delaware. For Proposal 5, the affirmative vote of two-thirds of the votes cast by the holders of all of the shares of common stock present or represented and voting on such matter will be required for approval.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our articles of incorporation or our Bylaws.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum. A broker non-vote or abstention will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.  Accordingly, abstentions and broker non-votes will not have any effect on Proposals 2, 3, 4 and 5.

What percentage of our common stock do our directors and officers own?

As of June 19, 2015, our director-nominees and executive officers beneficially owned approximately 38.6% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 18 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Burr Pilger Mayer, Inc. served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2014 and has been appointed to serve as our independent registered public accounting firm for 2015. We expect that representatives of Burr Pilger Mayer, Inc. will be physically present or be available via phone at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see Proposal 1);

●	FOR the approval of the amendment to the Plan (see Proposal 2);

●	FOR the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 3);

●	FOR the approval of a share consolidation (reverse split) of the common stock of the Company (see Proposal 4); and

●	FOR the continuation of Viveve Medical, Inc. into the State of Delaware (see Proposal 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS, AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Patricia Scheller	53	Chief Executive Officer and Director
Brigitte Smith	46	Chairman of the Board of Directors
Mark S. Colella	41	Director
Carl Simpson	73	Director
Daniel Janney	48	Director
Scott Durbin	46	Chief Financial Officer
James Atkinson	57	Chief Business Officer & President

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Patricia Scheller. Ms. Scheller was elected as a director of Viveve Medical, Inc. on September 18, 2014 and has been a director of our wholly-owned subsidiary, Viveve, Inc., since June 2012. Ms. Scheller also serves as our Chief Executive Officer and, since May 2012, as Chief Executive Officer of Viveve, Inc. Prior to joining Viveve, Inc., she served as the Chief Executive Officer of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the Chief Executive Officer of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks. The hsCRP test was the first diagnostic test added to the cardiac test panel by the Centers for Disease Control and Prevention and the American Heart Association in over 30 years. As Director of cardiology systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market. Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. Because of her extensive experience in the healthcare industry, we concluded that Ms. Scheller should serve as a director.

Brigitte Smith. Ms. Smith was elected as a director of Viveve Medical, Inc. on September 18, 2014 and has been a director of Viveve, Inc. since January 2007. Ms. Smith is co-founder and Managing Director of GBS Venture Partners, a leading Australian life science venture capital investor founded in 1998 whose fund, GBS Bioventures III, is one of our significant stockholders. GBS Venture Partners has completed more than 40 medical device and life science investments for companies based in Australia and the U.S. Before joining GBS Venture Partners, Ms. Smith worked with high-tech start-up companies in Australia and the U.S. in fundraising and business development roles. From 1990 to 1992 Ms. Smith also served as a consultant for Bain & Company, a strategic management consulting firm. Ms. Smith is also on the board of GBS Venture Partners portfolio companies in Australia and the United States. Ms. Smith previously served on the board of KaloBios Pharmaceuticals, Inc., which is listed on the NASDAQ Global Market (KBIO). Ms. Smith earned her Bachelor of Chemical Engineering with Honors from the University of Melbourne, her Master of Business Administration with Honors from the Harvard Business School and her Master of International Relations from the Fletcher School of Law and Diplomacy in Boston, Massachusetts, where she was also a Fulbright Scholar. Ms. Smith is a Fellow of The Australian Institute of Company Directors. Because of her significant experience in assessing early stage medical device and life sciences companies and her investing experience, we concluded that Ms. Smith should serve as a director.

Mark S. Colella. Mr. Colella was elected as a director of Viveve Medical, Inc. on September 18, 2014 and has been a director of Viveve, Inc. since April 2012. Mr. Colella has over 19 years of venture capital and operating experience in life science, medical device and healthcare companies. He has taken a hands-on company building and investment approach to leading edge companies helping create significant shareholder value and return realization. Mr. Colella joined Stamos Capital Partners in 2015 as Managing Director, and leads the private capital investment team. Stamos Capital is a private investment management firm specializing in alternative and multi-asset investment solutions. Previously a principal, Mr. Colella is an advisor to 5AM Ventures, II, Inc., a leading life science venture capital investor and one of our significant stockholders, founded in 2002, where he has held board and advisory roles with a number of public and private companies. Currently, Mr. Colella serves as a Director to Ceterix, a surgical medical device company, and an Observer to Chrono Therapeutics, a smoking cessation therapeutics company. Mr. Colella has served in board or advisory roles with Biodesy, Ceterix, DVS (acquired by Fluidigm), Flexion, which is listed on the NASDAQ Global Market (IPO), Incline (acquired by The Medicines Company), Pearl (acquired by AstraZeneca), Semprus (acquired by Teleflex) and WaveRx. Before joining 5AM Ventures, from 2007 to 2008 he was head of marketing for BÂRRX Medical, Inc., a Bay Area startup medical device company sold to Covidien for $413 million. Prior to his employment with BÂRRX, he held various management roles including with Stryker, Inc. from 2002 to 2007, focused on orthopedics, laparoscopy, urology, gynecology, and minimally invasive general surgery. In addition, he spent four years, from 1996 to 2000, as an Executive Director managing healthcare facilities with Primrose Alzheimer’s Living, Inc., an early stage healthcare service startup company, and one year working as an analyst for Versant Ventures, a life science venture capital firm.

Mr. Colella holds a B.S. degree in Biology from Williams College and earned his M.B.A. from Northwestern University, the Kellogg School of Management, where he sits on the Advisory Board for the Innovation and New Ventures Office. Prior to Williams College he spent two years at the U.S. Air Force Academy. Because of his extensive experience in the medical device industry, as well as his financial and investing experience in early stage companies, we concluded that Mr. Colella should serve as a director.

Carl Simpson. Mr. Simpson was elected as a director of Viveve Medical, Inc. on September 18, 2014 and has been a director of Viveve, Inc. since its inception in September of 2005. Mr. Simpson has worked in the medical device industry for over 40 years. In 2005 Mr. Simpson founded and became the Managing Director of Coronis Medical Ventures, LLC, a venture capital entity. From 2001 to 2004 Mr. Simpson was a partner for Versant Ventures. In 1993, he founded CardioGenesis Corp. a medical device company that designs, manufactures and distributes laser-based surgical products that promote cardiac angiogenesis and served as Vice President of Development until 1997. In 1979, Mr. Simpson founded Advanced Cardiovascular Systems (“ACS”) a medical device company that develops and markets medical devices for treatment of cardiovascular diseases and served as Senior Vice President of Research and Development until 2001. ACS was sold to Eli Lilly in 1984 and spun-off into Guidant Vascular Intervention. Mr. Simpson currently serves on the board of Novobionics, Curant Medical, Uptake Medical and Entent. He also served on the board of Silver Bullet from 2009 to 2012, CoRepair from 2007 to 2013, Revascular Therapeutics from 2004 to 2011, Conor MedSystems Inc. from 2003 to 2005, Thermage from 1997 to 2004, Interventional Thermodynamics (Innerdyne) from 1989 to 1991 and Interventional Technologies from 1985 to 1989. His undergraduate training is in Microbiology and Biochemistry. His graduate degree is in Electrical Engineering/Computer Science and he holds an MBA, both from the University of Santa Clara. Because of Mr. Simpson’s prior experience with multiple start-up companies, his understanding of VC business models and 40 years of operational and clinical experience, we concluded that he should serve as a director.

Daniel Janney. Mr. Janney was elected as a director of Viveve Medical, Inc. on September 18, 2014. Since November 2012, Mr. Janney has served as a director of Esperion Therapeutics, Inc. (NASDAQ: ESPR). Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, Lithera, Inc., Prolacta Bioscience, Inc., Sutro Biopharma and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. Because of Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry, we concluded that he should serve as a director.

Scott Durbin. Mr. Durbin joined Viveve, Inc. as its Chief Financial Officer in February 2013 and was appointed as the Chief Financial Officer of Viveve Medical, Inc. on September 23, 2014. From June 2012 to January 2013 he served as an advisor and Acting Chief Financial Officer for Viveve, Inc. Prior to joining Viveve, Inc., from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc. – a Johnson & Johnson company and Alteon Inc. Mr. Durbin began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotechnology companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

James Atkinson. Mr. Atkinson was appointed to serve as the Chief Business Officer and President of the Company and Viveve, Inc. effective as of February 4, 2015. Mr. Atkinson has over 30 years of experience in medical device sales, marketing and business development with both Fortune 50 and start-up medical device companies. Mr. Atkinson was a founding principal at Ulthera, Inc. where he served as Senior Vice President of Sales and Marketing from October 2006 through April 2014. While at Ulthera, he assisted in growing the company from 3 to 165 employees and established a global distribution network that included 42 distributors, covering 52 countries. Mr. Atkinson’s prior experience includes various executive positions, including (i) Vice President of Sales and Marketing for the Cardiac Surgery Division at St. Jude Medical, Inc. from October 2004 to October 2006 where his responsibilities included launching the Biocor® stented tissue valve, recognized as the fastest growing heart valve brand in the industry, (ii) Vice President of Sales for Medtronic Vascular, a $200 million division of Medtronic, Inc., a company whose stock is traded on the New York Stock Exchange (Ticker: MDT), from January 2003 to September 2004 and (iii) co-founder and Vice President of Sales and Business Development for Medical Simulation Corporation. Mr. Atkinson’s career began as a sales representative at Ethicon Endosurgery, a Johnson and Johnson company, where he progressed through positions with increasing responsibility to Regional Manager.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is not fewer than three and not more than twenty. Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board held 10 meetings during 2014. The Board also acted 3 times by unanimous written consent. All members of the Board attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director). Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors currently serving on the Board, including those nominated for election at the Annual Meeting are independent within the meaning of NASDAQ Listing Rule 5605 with the exception of Patricia Scheller, who is an executive officer of the Company.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee consists of three directors, Mark Colella, Carl Simpson and Daniel Janney, all of whom are “independent” as defined under section 5605(a)(2) of the NASDAQ Listing Rules.  In addition, the Board has determined that Mark Colella qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under “Investors”). The Audit Committee met 2 times during 2014 with all members in attendance at each meeting. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and nonaudit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the outside auditors, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of three directors, Brigitte Smith, Mark Colella and Carl Simpson, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee met 2 times during 2014 with all members in attendance at each meeting. The role of the Compensation Committee is to:

●

Review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

Determine and approve on at least an annual basis the compensation package for the Company’s CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation with the CEO, and evaluate the performance of the CEO in light of these goals and objectives;

●

Make recommendations to the Board regarding incentive‐based or equity‐based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive‐based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	On an annual basis, at least one member of the committee shall meet with individual company executives for input on general management and operational activities.

●

Periodically review both regional and industry‐wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry.

●	Approve all guidelines for employment, severance, or change‐in‐control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

Provide oversight regarding the Company’s public disclosure of director and executive compensation information, and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10‐K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under “Investors”).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of three directors, Daniel Janney, Mark Colella and Brigitte Smith, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Governance Committee did not meet during 2014. The role of the Governance Committee is to:

●	identify, review and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under “Investors”).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 150 Commercial Street, Sunnyvale, California 94086.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations and Recommendations. Stockholders may nominate director candidates for consideration by the Nominating and Corporate Governance Committee (the “Governance Committee”). Any candidate submitted by a stockholder that adheres to our Policies Regarding Director Nominations, Shareholder Communications and Annual Meeting Attendance (the “Nominations Policy”) and Regulation 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

Stockholder nominations for directors are reviewed by the Corporate Secretary for compliance with the requirements for director nominations that are set forth in our Nominations Policy. Stockholder nominations for directors that meet these requirements are summarized by the Corporate Secretary. Summaries and copies of the nominations or recommendations are then circulated to the Chairman of the Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth above regarding stockholder nominations for directors.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates must be over the age of nineteen and should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Board.

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the Company and will review this determination from time to time.

Director Compensation

The table below sets forth the compensation paid to our non-employee directors, exclusive of reimbursed out-of-pocket expenses, during the year ended December 31, 2014 for services provided as a director. To the extent that any of the former directors of PLC Systems, Inc. included in the table below was serving as a director on September 23, 2014 (Messrs. Holmes, Kyle and Dr. Norton), the individual resigned on that date.

Name	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Benjamin L. Holmes	$5,500	$	$24,552(1)(2)(3)	-	-	-	$30,052
Albert C. Kyle	$4,000	$	$9,000(1)(2)(3)	-	-	-	$13,000
Brent Norton, M.D.	$5,500	$	$19,485(1)(2)(3)	-	-	-	$24,985
Gregory W. Mann (4)	$-	$	$-	-	-	-	$-
Mark Tauscher (5)	$-	$	$-	-	-	-	$-
Brigitte Smith	$-	$	$28,200(6)(7)(8)	-	-	-	$28,200
Mark Colella	$-	$	$28,200(6)(7)(8)	-	-	-	$28,200
Carl Simpson	$-	$	$28,200(6)(7)(8)	-	-	-	$28,200
Daniel Janney	$-	$	$28,200(6)(7)(8)	-	-	-	$28,200

(1) The high and low trading prices of our common stock on the OTCBB during the 30-day period prior to July 16, 2013, the date of grant, were $11 and $8. Options issued to these directors on July 16, 2013 have an exercise price of $9. All of these prices reflect the 1-for-100 reverse split of our common stock, which was effected on September 23, 2014.

(2) Amounts represent the aggregate grant date fair value of the stock option as of July 16, 2013, the option grant date.

(3) As of December 31, 2014, Messrs. Holmes, Kyle and Dr. Norton held options to purchase an aggregate of 3,403, 1,000 and 2,840, respectively, post-reverse split shares of our common stock. The grant date fair value is computed using the Black-Scholes Option Pricing Model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected life: 3 to 6 years; (ii) interest rate: 0.73% to 1.67%; (iii) volatility: 195.75 to 217.52; and (iv) expected dividend yield: none.

(4) As an employee director, Mr. Mann, an executive officer of the company, was not eligible to receive either compensation or an annual stock grant for service in his capacity as director.

(5) As an employee director, Mr. Tauscher, an executive officer of the company, was not eligible to receive either compensation or an annual stock grant for service in his capacity as director.

(6) The high and low trading prices of our common stock on the OTCQB during the 30-day period prior to September 26, 2014, the date of grant, were $2.70 and $0.50. Options issued to these directors on September 26, 2014 have an exercise price of $0.60.

(7) Amounts represent the aggregate grant date fair value of the stock option as of September 26, 2014, the option grant date.

(8) As of December 31, 2014, each of Ms. Smith and Messrs. Colella, Simpson and Janney held options to purchase an aggregate of 47,000 shares of our common stock. The grant date fair value is computed using the Black-Scholes Option Pricing Model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected life: 5 years; (ii) interest rate: 1.80%; (iii) volatility: 61%; and (iv) expected dividend yield: none.

Compliance with Section 16 of the Exchange Act

Brigitte Smith, a director of the Company, failed to timely file one Form 4, reporting one transaction in which she directly acquired 192,262 shares of common stock upon conversion of a Viveve, Inc. convertible promissory note and indirectly acquired 947,872 shares of common stock upon conversion of a Viveve, Inc. convertible promissory note held by GBS BioVentures III. GBS Venture Partners Limited is trustee for GBS BioVentures III, and may be deemed to have sole voting and investment power over the shares beneficially owned by GBS BioVentures III. Ms. Smith is the Managing Partner of GBS Venture Partners. Ms. Smith filed such Form 4 on September 30, 2014 (SEC Accession No. 0001437749-14-017696).

GBS BioVentures III, a beneficial owner of more than 10% of the Company’s common stock, failed to timely file one Form 4, reporting one transaction in which it acquired 947,872 shares of common stock upon conversion of a Viveve, Inc. convertible promissory note. GBS BioVentures III filed such Form 4 on October 2, 2014 (SEC Accession No. 0001437749-14-017900).

Except as set forth above, we believe that, during fiscal year 2014, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth, for the last two fiscal years, the compensation earned by or paid to (i) each individual who served as our principal executive officer during the last fiscal year, (ii) our most highly compensated executive officer other than our principal executive officer, who was serving as our executive officer at the end of the last fiscal year and (iii) two additional individuals for whom disclosure would have been provided but for the fact that such person was not serving as an executive officer at the end of the last completed fiscal year. We refer to these individuals in the discussion below as our “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)			All Other Compensation ($)		Total ($)

Patricia Scheller, Chief Executive Officer,	2014	$335,000	$			$297,744	(1)	$19,520	(4)	$652,264
Viveve Medical, Inc.	2013	$335,000	$		$			$4,200	(5)	$339,200

Scott Durbin, Chief Financial Officer	2014	$298,000		$50,000		$121,219	(1)	$17,364	(4)	$486,583
of Viveve Medical, Inc.	2013	$273,167	$			$57,141	(2)	$37,500	(5)	$367,808

Mark R. Tauscher, former Chief	2014	$168,750		$-	$			$-		$168,750
Executive Officer, PLC Systems, Inc.	2013	$290,277(6)		$-		$160,506	(3)	$-		$450,783

Gregory W. Mann, former	2014	$104,999		$-	$			$-		$104,999
Chief Financial Officer, PLC Systems, Inc.	2013	$140,000		$-		$107,004	(3)	$-		$247,144

(1) Amounts represent the aggregate grant date fair value of the stock option awards granted by the Company during 2014. The grant date fair value is computed using the Black-Scholes Option Pricing Model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected term: 5 years; (ii) risk-free interest rate: 1.80%; (iii) average volatility: 61%; and (iv) expected dividend yield: none.

(2) Amounts represent the aggregate grant date fair value of the stock option awards granted by the Company during 2013. The grant date fair value is computed using the Black-Scholes Option Pricing Model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected term: 5 years; (ii) risk-free interest rate: 0.84%; (iii) average volatility: 68%; and (iv) expected dividend yield: none.

(3) Amounts represent the aggregate grant date fair value of the stock option awards granted by PLC Systems Inc. during 2013. The grant date fair value is computed using the Black-Scholes Option Pricing Model. The assumptions underlying the valuation of the equity awards are as follows: (i) expected life: 3 to 6 years; (ii) interest rate: 0.73% to 1.67%; (iii) volatility: 195.75% to 217.52%; and (iv) expected dividend yield: none.

(4) These amounts represent cash out of accrued PTO hours in accordance with the Company’s PTO Policy per the Employee Handbook.

(5) These amounts represent consulting payments for services performed during 2012, prior to the employment agreement with Mr. Durbin in January 2013 and other benefits for Ms. Scheller in 2013.

(6) On August 19, 2013, Mr. Tauscher’s base salary was adjusted from $325,469 to $225,000.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2014. To the extent that any of the former executive officers of PLC Systems, Inc. included in the table below was serving as an executive officer on September 23, 2014 (Messrs. Tauscher and Mann), the individual resigned on that date.

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Patricia Scheller	221,681	0	0	$1.24	October 24, 2022
	58,707	880,611	0	$0.60	September 26, 2024
Scott Durbin	82,579	0	0	$1.24	February 2, 2023
	23,901	358,519	0	$0.60	September 26, 2024
Mark Tauscher	2,250	0	0	$14.00	April 8, 2021
	700	0	0	$7.00	May 30, 2022
	19,086	0	0	$9.00	July 16, 2023
Gregory Mann	1,500	0	0	$12.00	October 3, 2021
	700	0	0	$17.00	May 30, 2022
	12,724	0	0	$9.00	July 16, 2023

Employment Agreements and Arrangements

Patricia Scheller

On May 14, 2012, Viveve, Inc. extended a written offer of employment to Patricia Scheller, the terms of which we have assumed. Pursuant to the agreement, Ms. Scheller serves as our Chief Executive Officer on an at-will basis and as a director. The agreement provides that Ms. Scheller will receive a base salary of $335,000 per year, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time.

In addition the agreement provides for: (i) an annual incentive bonus (if approved by the Board of Directors, in their sole discretion) in an amount to be determined by the Board of Directors; (ii) an incentive payment of $1,000 for every $1 million in new equity financing raised during her first year of service, up to $20,000 (iii) an option for the purchase 27,539,116 shares of Viveve, Inc. common stock exercisable at the fair market value on the date of grant, with the right to purchase 25% of the option shares vesting after 12 months of continuous service and the right to purchase the remainder of the option shares vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting upon an Involuntary Termination within 12 months of a Change in Control (as those terms are defined in the agreement); (iv) Company-sponsored benefits as in effect from time to time; (v) paid vacation in accordance with our vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for twelve months following an Involuntary Termination. In conjunction with the merger consummated on September 23, 2014, by and among Viveve Medical, Inc. (formerly PLC Systems, Inc.) and Viveve®, Inc., a Delaware corporation (“Viveve”) (the “Merger”), the option issued to Ms. Scheller was assumed by us. As a result of the assumption, the number of shares of our common stock subject to the option was computed by multiplying the number of shares of Viveve, Inc. common stock into which the option was exercisable immediately prior to the effective time of the Merger by 0.0080497, the Merger exchange ratio. The exercise price of the option was determined by dividing the option exercise price immediately prior to the effective time of the Merger by the exchange ratio (rounded up to the nearest cent).

On February 17, 2015, Ms. Scheller received (i) performance-based bonus compensation for the previous fiscal year in the form of a ten-year warrant to purchase 205,814 shares of common stock at an exercise price of $0.50 per share and (ii) an increase in her annual base salary to $346,000, subject to the closing of a financing resulting from the sale of debt or equity securities of the Company or other strategic investment in which the Company receives aggregate gross proceeds of at least $1,000,000 (“Financing”), payable on a retroactive basis as of January 1, 2015.

Scott Durbin

On January 23, 2013, Viveve, Inc. extended a written offer of employment to Scott Durbin, the terms of which we have assumed. Pursuant to the agreement, Mr. Durbin serves as our Chief Financial Officer on an at-will basis. The agreement provides that Mr. Durbin will receive a base salary of $298,000, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time.

In addition the agreement provides for: (i) an annual incentive bonus (if approved by the Board of Directors, in their sole discretion) in an amount to be determined by the Board of Directors; (ii) an incentive bonus of $50,000 in the event a minimum of $1.5 million is raised in equity financing from new investors; (iii) an option for the purchase of 10,258,690 shares of Viveve, Inc. common stock exercisable at the fair market value on the date of grant, with the right to purchase 100,000 option shares vesting on the grant date, 2,614,672 option shares vesting after 12 months of continuous service and the right to purchase the remainder of the option shares vesting in equal monthly installments over the next 36 months of continuous service, with accelerated vesting upon a Change in Control before Mr. Durbin’s service terminates; (iv) Company-sponsored benefits in effect from time to time; (v) paid vacation in accordance with our vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for ten months following an Involuntary Termination. In conjunction with the Merger, the option issued to Mr. Durbin was assumed by us. As a result of the assumption, the number of shares of our common stock subject to the option was computed by multiplying the number of shares of Viveve, Inc. common stock into which the option was exercisable immediately prior to the effective time of the Merger by .0080497, the Merger exchange ratio. The exercise price of the option was determined by dividing the option exercise price immediately prior to the effective time of the Merger by the exchange ratio (rounded up to the nearest cent).

On February 17, 2015, Mr. Durbin received (i) performance-based bonus compensation for the previous fiscal year in the form of a ten-year warrant to purchase 208,140 shares of common stock at an exercise price of $0.50 per share and (ii) an increase in his annual base salary to $311,000, subject to the closing of a Financing, payable on a retroactive basis as of January 1, 2015.

James Atkinson

On February 4, 2015, Viveve, Inc. extended a written offer of employment to James Atkinson, the terms of which we have assumed. Pursuant to the agreement, Mr. Atkinson serves as our Chief Business Officer and President on an at-will basis. The agreement provides that Mr. Atkinson will receive an annual base salary of $320,000, which is subject to adjustment in accordance with our employee compensation policies in effect from time-to-time.

In addition the agreement provides for: (i) an initial target bonus of up to 30% of the annual base salary as shall be approved by the Board of Directors, (ii) an overachievement bonus in the form of a five-year warrant to purchase up to 110,000 shares of the Company’s common stock at an exercise price equal to the greater of $0.53 per share or the fair market value of the Company’s common stock on the date of grant, contingent upon the achievement of certain goals to be determined by the Board of Directors, (iii) an option to purchase 535,000 shares of the Company’s common stock, issued under the Company’s 2013 Stock Option Plan, as amended, and subject to the terms of the applicable stock option agreement and (iv) various other standard employee benefits. In the event of involuntary termination, upon return of all Company property and execution of a general release of any claims against the Company, Mr. Atkinson shall be entitled to (i) continued payment of his base salary for a period of six (6) months and (ii) either (a) a continuation of health insurance coverage until the earlier of the close of six (6) months following his date of termination or eligibility for substantially equivalent health insurance coverage in connection with new employment or self-employment or (b) a lump sum payment in lieu of health insurance coverage, at the sole and absolute discretion of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has issued equity awards in the form of stock options from three employee benefit plans. The plans include the PLC 2005 Stock Incentive Plan (the “2005 Plan”), the Viveve Amended and Restated 2006 Stock Plan (the “2006 Plan”) and the Vive Medical, Inc. 2013 Stock Option and Incentive Plan, as amended (the “2013 Plan”).

The following table sets forth information about the 2005 Plan, the 2006 Plan and the 2013 Plan as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (2005 Plan)	22,095	$12.83	0
Equity compensation plans approved by security holders (2013 Plan)	1,947,619	$0.80	841,739
Equity compensation plans not approved by security holders (2006 Plan)	322,069	$1.54	0
Total	2,291,783		841,739

The 2006 Plan was adopted by the Board of Directors of Viveve and was terminated in conjunction with the Merger. Outstanding stock option awards have been assumed by the Company and will continue to be administered in accordance with the terms of the 2006 Plan until such awards are exercised, expire, terminate or are forfeited. There are currently outstanding stock option awards issued from the 2006 Plan covering a total of 322,069 shares of the Company’s common stock and no shares available for future awards. The weighted average exercise price of the outstanding stock options is $1.54 per share and the weighted average remaining contractual term is 7.82 years. Additionally, prior to the Merger, the Board of Directors voted to accelerate the vesting of all unvested options that were outstanding as of the date of the Merger such that all options would be immediately vested and exercisable by the holders. Furthermore, at the Merger, outstanding options to purchase shares of Viveve, Inc. common stock issued from the 2006 Plan were converted into options to purchase shares of the Company’s Common Stock (rounded down to the nearest whole share). The number of shares of the Company’s common stock into which the 2006 Plan options were converted was determined by multiplying the number of shares covered by each 2006 Plan option by the exchange ratio of 0.0080497. The exercise price of each 2006 Plan option was determined by dividing the exercise price of each 2006 Plan option immediately prior to the Merger by the exchange ratio of 0.0080497 (rounded up to the nearest cent).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 19, 2015, regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 19, 2015, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. To the extent that any of the former executive officers of PLC Systems, Inc. included in the table below was serving as an executive officer on September 23, 2014 (Messrs. Tauscher and Mann), the individual resigned on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Named Executive Officers and Directors

Patricia Scheller	980,003 (2)	1.9%
Scott Durbin	410,931 (3)	0.8%
James Atkinson	2,920,435 (4)	5.7%
Brigitte Smith	3,800,861 (5) (11)	7.4%
Mark S. Colella	7,608,470 (6) (12)	14.8%
Carl Simpson	26,987 (7)	0.1%
Daniel Janney	4,608,282 (8) (13)	9.0%
Mark Tauscher	22,036 (9)	0.04%
Gregory Mann	14,924 (10)	0.03%

All named executive officers and directors as a group (9 persons)	20,392,929 (15)	38.6%

Owners of More than 5% of Our Common Stock

GBS Venture Partners Limited (11) 71 Collins Street, Level 5 Melbourne, Australia C3 VIC 3000	3,598,807	7.0%
5AM Ventures II, L.P. (12) 2200 Sand Hill Road, Suite 110 Menlo Park, California 94025	7,310,231	14.2%
Alta BioEquities, L.P. (13) One Embarcadero Center, Suite 3700 San Francisco, California 94111	4,598,490	9.0%
Stonepine Capital, L.P. (14) 919 NW Bond Street, Suite 208 Bend, Oregon 97701	15,540,540	30.3%

(1) Based on 51,339,764 shares of common stock issued and outstanding as of June 19, 2015.

(2) Included in this amount are 135,136 shares of common stock, the right to purchase 221,861 shares of common stock underlying a 10-year option having an exercise price of $1.24 per share, the right to purchase 417,372 shares of common stock subject to a 10-year option for the purchase having an exercise price of $0.60 per share, and a 10-year warrant to purchase 205,814 shares of common stock at an exercise price of $0.50 per share. Excludes 521,946 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(3) Included in this amount are 40,541 shares of common stock, the right to purchase 82,579 shares of common stock underlying a 10-year option having an exercise price of $1.24 per share, the right to purchase 79,671 shares of common stock subject to 10-year option having an exercise price of $0.60 per share, and a 10-year warrant to purchase 208,140 shares of common stock at an exercise price of $0.50 per share. Excludes 302,749 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(4) Included in this amount are 2,027,027 shares of common stock owned of record by Charles Schwab & Co. Inc. for the benefit of James Gregory Atkinson IRA Contributory Account# 1125-5459, of which James Atkinson is the sole beneficiary, 675,675 shares of common stock owned of record by the Atkinson Family Revocable Trust, of which Mr. Atkinson is co-trustee, and a 10-year warrant to purchase 217,733 shares of common stock at an exercise price of $0.53 per share. Excludes 535,000 shares of common stock underlying a 10-year option having an exercise price of $0.47.

(5) Included in this amount are 3,598,807 shares of common stock owned of record by GBS Venture Partners as trustee for GBS BioVentures III, 192,262 shares of common stock owned of record by Ms. Smith and the right to purchase 9,792 shares of common stock underlying a 10-year option having an exercise price of $0.60 per share. Excludes 37,208 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(6) Included in this amount are 7,310,231 shares of common stock owned of record by 5AM Ventures II, L.P, 288,447 shares of common stock owned of record by 5AM Co-Investors II, L.P and the right to purchase 9,792 shares of common stock underlying a 10-year option having an exercise price of $0.60 per share. Excludes 37,208 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(7) Included in this amount are 15,384 shares of common stock, the right to purchase 1,811 shares of common stock underlying a 10-year option having an exercise price of $7.45 per share and the right to purchase 9,792 shares of common stock underlying to a 10-year option having an exercise price of $0.60 per share. Excludes 37,208 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(8) Included in this amount are 4,598,490 shares of common stock owned of record by Alta BioEquities, L.P. Includes the right to purchase 9,792 shares of common stock subject to a 10-year option having an exercise price of $0.60 per share. Excludes 37,208 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

(9) Included in this amount is the right to purchase 2,250 shares of common stock underlying a 10-year option having an exercise price of $14 per share, the right to purchase 700 shares of common stock subject to a 10-year option for the purchase having an exercise price of $17 per share, and the right to purchase 19,086 shares of common stock underlying a 10-year option having an exercise price of $9 per share.

(10) Included in this amount is the right to purchase 1,500 shares of common stock underlying a 10-year option having an exercise price of $12 per share, the right to purchase 700 shares of common stock subject to a 10-year option for the purchase having an exercise price of $17 per share, and the right to purchase 12,724 shares of common stock underlying a 10-year option having an exercise price of $9 per share.

(11) GBS Venture Partners Limited is trustee for GBS BioVentures III. Brigitte Smith is the Managing Partner of GBS Venture Partners and has voting and investment power over the shares beneficially owned by GBS BioVentures III. Voting and investment power over the shares of common stock owned of record by GBS Venture Partners as trustee for GBS BioVentures III is held by Ms. Smith.

(12) 5AM Partners II, LLC is the general partner of 5AM Ventures II, L.P. Dr. John Diekman, Andrew Schwab and Dr. Scott Rocklage, the managing members of 5AM Partners II, LLC, and Mr. Colella, an assignee of 5AM Partners II, LLC, have shared voting and investment power over the shares beneficially owned by 5AM Ventures II, L.P.

(13) Alta BioEquities Management, LLC is the general partner of Alta BioEquities, L.P. Daniel Janney is the Managing Director of Alta BioEquities Management, LLC. and has voting and investment power over the shares beneficially owned by Alta BioEquities, L.P. Voting and investment power of these securities is held by Alta BioEquities, L.P.

(14) Stonepine Capital Management, LLC is the general partner of Stonepine Capital, L.P. Jon M. Plexico is the Managing Member of Stonepine Capital Management, LLC and has voting and investment power over the shares beneficially owned by Stonepine Capital, L.P. Voting and investment power of these securities is held by Stonepine Capital, L.P.

(15) Includes an aggregate of (i) 18,882,000 shares of common stock, (ii) the right to purchase up to 304,260 shares of common stock underlying 10-year options having an exercise price of $1.24 per share, (iii) the right to purchase up to 1,811 shares of common stock underlying a 10-year option having an exercise price of $7.45 per share, (iv) the right to purchase up to 306,071 shares of common stock underlying 10-year options having an exercise price of $7.45 per share, (v) the right to purchase up to 1,500 shares of common stock underlying a 10-year option having an exercise price of $12 per share, (vi) the right to purchase up to 2,250 shares of common stock underlying a 10-year option having an exercise price of $14 per share, (vii) the right to purchase up to 1,400 shares of common stock underlying a 10-year option having an exercise price of $17 per share, (viii) the right to purchase up to 31,810 shares of common stock underlying a 10-year option having an exercise price of $9 per share, (ix) 10-year warrants to purchase up to 631,687 shares of common stock at an exercise price of $0.50 per share, and (x) the right to purchase up to 536,211 shares of common stock underlying 10-year options having an exercise price of $0.60 per share. Excludes 1,508,527 shares of common stock underlying options that will not vest within 60 days of June 19, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons.

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred from January 1, 2014 through the date of this proxy statement that was submitted to the Board of Directors for approval as a “related party” transaction.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2014 through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements and Arrangements” beginning on page 15 of this proxy statement, which is incorporated herein by reference.

Related Party Warrants

On April 16, 2012, pursuant to that certain Note and Warrant Purchase Agreement dated November 30, 2011, as amended by that certain Amendment No. 1 to the Note and Warrant Purchase Agreement on January 27, 2012, as amended by that certain Second Amendment to the Note and Warrant Purchase Agreement on March 7, 2012 (collectively, the 2011-12 Note and Warrant Purchase Agreement), Viveve, Inc. issued ten (10) year warrants to purchase 2,000,001, 1,924,079 and 75,920 shares of Series B Preferred Stock at an exercise price of $0.05 per share to GBS Venture Partners Limited as trustee for GBS BioVentures III (“GBS”), 5AM Ventures II, LP (“5AM Ventures”) and 5AM Co-Investors II, LP (“5AM Co-Investors” and together with 5AM Ventures, the “5AM Parties”), respectively (collectively, the “2012 Series B Warrants”). Brigitte Smith, a member of our Board of Directors, is the managing partner of GBS. Mark Colella, a member of our Board of Directors, is a principal of the 5AM Parties.

The 2012 Series B Warrants were terminated and cancelled in full pursuant to the terms and conditions of a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and 5AM Ventures II, a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and 5AM Co-Investors II and a Warrant Termination Agreement, dated May 9, 2014, by and between Viveve, Inc. and GBS. In accordance with the terms of the respective warrant termination agreements, GBS and the 5AM Parties acknowledged and agreed that the benefits received from the closing of the Merger, including the portion of the merger consideration issued to each such party in accordance with the terms of the merger agreement, constituted full and fair consideration to terminate and cancel the 2012 Series B Warrants. The cancellation of the 2012 Series B Warrants was accounted for as part of the Merger transaction and no gain was recorded in the statement of operations.

Related Party Convertible Bridge Notes

Viveve, Inc. entered into that certain Note Purchase Agreement dated as of November 20, 2012, as amended by that certain Amendment No. 1 to the Note Purchase Agreement on February 13, 2013, pursuant to which it issued convertible promissory notes in the aggregate principal amount of $1,000,000 (the “2012 Bridge Notes”) to GBS and the 5AM Parties. The 2012 Bridge Notes accrued interest at an annual rate of 8% and matured on the earlier of (i) the date upon which the majority note holders demand repayment after May 15, 2013 or (ii) the date of the closing of a qualified financing in which Viveve, Inc. (or, in the event of a reverse merger into a public shell company, the shell company) issues equity securities for gross proceeds of not less than $5,000,000 (the “Qualified Financing”) (excluding the aggregate amount of debt securities converted into shares of equity securities upon conversion of the 2012 Bridge Notes). Upon the closing of a Qualified Financing prior to the maturity date, all outstanding principal and unpaid accrued interest under the 2012 Bridge Notes were to automatically convert into that certain number of shares of equity securities equal to the principal and unpaid accrued interest divided by the per share purchase price of the shares sold in the Qualified Financing. On September 23, 2014, in conjunction with the Merger, we issued 1,707,339 shares of common stock to GBS and 1,707,339 shares of common stock to the 5AM Parties, representing 9.5% and 9.5%, respectively, of the common stock outstanding.

Viveve, Inc. entered into that certain Note Purchase Agreement dated as of February 13, 2013 pursuant to which it issued convertible promissory notes in the aggregate principal amount of $2,500,000 (the “February 2013 Bridge Notes”) to GBS and 5AM Ventures II in multiple closings occurring on February 13, February 20, March 13, March 27, April 26, 2013, June 13, August 9 and August 23, 2013. The February 2013 Bridge Notes accrued interest at an annual rate of 8% and were to mature on the earlier of (i) the date upon which the majority note holders demand repayment after August 13, 2013 or (ii) the closing of a Qualified Financing (excluding the aggregate amount of debt securities converted into shares of equity securities upon conversion of the February 2013 Bridge Notes and the 2012 Bridge Notes). Upon the closing of a Qualified Financing prior to the maturity date, the outstanding principal and unpaid accrued interest of each February 2013 Bridge Note was to automatically convert into that certain number of shares of equity securities equal to the principal and unpaid accrued interest divided by 80% of the per share purchase price of the shares sold in the Qualified Financing.

On September 27, 2013, Viveve, Inc. entered into a note purchase agreement pursuant to which it issued convertible promissory notes in the aggregate principal amount of $500,000 to 5AM Ventures II (the “September 2013 Bridge Notes”). The September 2013 Bridge Notes were intended as bridge financing to a planned alternative public offering (“APO”) in the third quarter of 2013. The September 2013 Bridge Notes accrued interest at 8% per annum and were to mature at the earlier of the date upon which the majority note holders demanded repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve, Inc. would issue common or preferred stock for gross proceeds of not less than $5,000,000, excluding the conversion of the September 2013 Bridge Notes, the November 2012 Bridge Notes and the February 2013 Bridge Notes. The September 2013 Bridge Notes were to convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which was defined as 70% of the purchase price in the qualified financing.

On November 12, 2013, Viveve, Inc. entered into a note purchase agreement pursuant to which it issued convertible promissory notes in the aggregate principal amount of $500,000 to 5AM Ventures II (the “November 2013 Bridge Notes”). The November 2013 Bridge Notes were intended as bridge financing to a planned APO in the fourth quarter of 2013. The November 2013 Bridge Notes accrued interest at 8% per annum and matured at the earlier of the date upon which the majority note holders demanded repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve, Inc. would issue common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of the November 2013 Bridge Notes, the November 2012 Bridge Notes, the February 2013 Bridge Notes and the September 2013 Bridge Notes. The November 2013 Bridge Notes were to convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which was defined as 70% of the purchase price in the qualified financing.

On December 27, 2013, Viveve, Inc. entered into a note purchase agreement pursuant to which it issued convertible promissory notes in the aggregate principal amount of $375,000 to 5AM Ventures II (the “December 2013 Bridge Notes”). The December 2013 Bridge Notes were intended as bridge financing to a planned APO in the first quarter of 2014. The December 2013 Bridge Notes accrued interest at 9% per annum and were to mature at the earlier of the date upon which the majority note holders demanded repayment after March 31, 2014 or the date of the closing of a qualified financing in which Viveve, Inc. would issue common or preferred stock for gross proceeds of not less than $5,000,000 excluding the conversion of the bridge notes. The December 2013 Bridge Notes were to convert into the number of shares equal to the principal and unpaid accrued interest divided by the conversion price, which is defined as 70% of the purchase price in the qualified financing.

On March 5, 2014, Viveve, Inc. entered into a note purchase agreement, as amended on May 9, 2014, and May 29, 2014 (the “March 2014 Note Purchase Agreement”) pursuant to which Viveve issued convertible promissory notes in the aggregate principal amount of $1,500,000 certain investors, including 5AM Ventures II, GBS, and Alta Bioequities, L.P. The notes accrued interest at 9% per annum and were exchanged for common stock in a private offering that was completed on September 23, 2014. Daniel Janney, a member of our Board of Directors, is the managing director of Alta Bioequities, L.P.

In conjunction with the completion of the Merger, the Bridge Notes issued to the 5AM Parties were cancelled in full in accordance with the terms and conditions of the 5AM Note Termination Agreements while the Bridge Notes issued to GBS were cancelled in full in exchange for 943,596 shares of our common stock in accordance with the terms and conditions of the GBS Note Exchange Agreement. The remaining Bridge Notes described above were exchanged for common stock in a private offering that was completed on September 23, 2014. In addition, upon the closing of the Merger, outstanding warrants to purchase securities of Viveve, Inc. issued to GBS and the 5AM Parties, including the 2012 Warrants, were also cancelled in accordance with the terms of those certain Warrant Termination Agreements, dated May 9, 2014.

Stock Issuances

On May 14, 2015, in connection with the closing of a private placement (the “May 2015 Private Placement”), we issued an aggregate of 6,256,756 shares of common stock at $0.37 per share to certain related persons in accordance with the terms and conditions of that certain Securities Purchase Agreement by and between the Company and certain accredited investors, for aggregate proceeds of approximately $2,315,000 from such related persons. Among such purchases include $6,000,000 from Stonepine Capital, L.P., a holder of greater than 10% of the outstanding shares of the Company, $999,999.74 from Alta Bioequities, L.P., $240,509.62 from 5AM Ventures II, $9,490.13 from 5AM Co-Investors II, $50,000.32 from Patricia Scheller, the Chief Executive Officer of the Company, $15,000.17 from Scott Durbin, the Chief Financial Officer of the Company, $749,999.99 from Charles Schwab & Co. Inc. for the benefit of James Gregory Atkinson IRA Contributory Account# 1125-5459, of which James Atkinson, the President and Chief Business Officer of the Company, is the sole beneficiary, and $249,999.75 from the Atkinson Family Revocable Trust, of which James Atkinson is co-trustee.

Other Agreements

In connection with the May 2015 Private Placement, the Company entered into a certain letter agreement with Stonepine Capital, L.P. (“Stonepine”), pursuant to which, for so long as Stonepine owns at least 15% of the Company’s outstanding equity securities, (a) Stonepine shall have the option, but not the obligation, to designate a Stonepine representative to serve on the Company’s Board of Directors, subject to and in accordance with the Company’s charter and organizational documents and the Yukon Business Corporations Act (the “YBCA”); and (b) the Company and its subsidiaries shall not contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary (including debt securities with an equity component) in any form (“Future Offerings”), unless it shall have first delivered to Stonepine written notice describing the proposed Future Offering and providing Stonepine an option to purchase up to its Aggregate Percentage (as hereafter defined) of the securities to be issued in such Future Offering. “Aggregate Percentage” at any time with respect to Stonepine shall mean the percentage obtained by dividing (i) the aggregate number of shares of Common Stock initially issued to Stonepine pursuant to the Agreement by (ii) the aggregate number of shares of Common Stock outstanding, on a fully diluted basis, on the date of the Agreement.

Proposal 1 — Election Of Directors

Nominees for Election

The following individuals, all of whom are currently serving on our Board of Directors, are nominated for election this year:

●	Patricia Scheller

●	Brigitte Smith

●	Mark Colella

●	Carl Simpson

●	Daniel Janney

If a quorum is present at the Annual Meeting, then nominees will be elected by a majority of the votes cast by the stockholders present in person or by proxy at the meeting who voted in respect of such resolution. There is no cumulative voting in the election of directors.

If elected, each of these individuals will serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Unless otherwise provided by law, any vacancy on the Board of Directors, except a vacancy created by an increase in the authorized number of directors or by a failure of the stockholders to elect the minimum number of directors, may be filled by the stockholders or by a majority of the directors then in office, but no less than a quorum.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend the above persons as a nominee for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2 – APPROVAL TO INCREASE NUMBER OF SHARES AVAILABLE FOR AWARDS UNDER THE PLC 2013 EQUITY INCENTIVE PLAN, AS AMENDED

The Viveve Medical 2013 Stock Option and Incentive Plan (the “Plan”) was originally adopted by the Board on April 22, 2013 and approved by the stockholders on June 6, 2013, as amended by the Board on April 28, 2015 and approved by the stockholders on September 18, 2014.

The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional performance and long-term incentives for future contributions to the Company.

The Plan currently authorizes the issuance of up to 3,111,587 shares of common stock (or approximately 6% of outstanding shares at June 19, 2015). As of June 19, 2015, 2,983,848 of those shares have been issued or are subject to outstanding awards, leaving only 127,739 shares available for future awards. The Board of Directors does not believe that the number of shares available for issuance under the Plan is sufficient in light of our compensation strategy and objectives. Accordingly, the Board is proposing to increase the number of shares available under the Plan by 6,988,413 shares, from 3,111,587 to 10,100,000, increasing the percentage ratio of the amount of shares available under the Plan to approximately 16.0% of outstanding shares as of June 19, 2015, on a fully diluted basis.

On June 19, 2015, the closing price of the Company’s common stock was $[__].

The Board recommends that stockholders approve the amendment of the Plan, a copy of which is attached hereto as Appendix A (the “Amendment”), in order to allow the Company to continue to offer stock options and alternative equity awards to employees, directors and consultants as part of its overall compensation package. Set forth below is a description of the Plan. Our stockholders should read carefully the Amendment and the entire Plan, which is attached as Appendix B to this proxy statement, before voting on this proposal.

Material Features of the Plan

The following is a summary of the material features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan, as amended, as set forth in Appendix B.

General

The purposes of the Plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to the Company, to align the interests of such individuals with the interests of the Company’s stockholders and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares, as the Plan Administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Plan, stockholders are being asked to approve 10,100,000 shares of Company Common Stock for issuance under the Plan.

If any award granted under the Plan expires or becomes unexercisable without having been exercised in full, or is forfeited to or repurchased by the Company, the expired, unexercised, forfeited or repurchased shares subject to such award will become available for future grant or sale under the Plan. With respect to the exercise of stock appreciation rights, the net number of shares covered by the portion of the exercised award will cease to be available under the Plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an award will become available for future grant or sale under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Limitations (including Non-Employee Directors Award Limitations)

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the initial value of any performance units issued to any one individual in any fiscal year of the Company pursuant to the Plan shall not exceed $1,000,000.

The Administrator will adjust the share limitations in this section in the event of any adjustment to the Company’s shares discussed above in the “Adjustment to Shares Subject to the Plan” section.

Additionally, subject to the terms of the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Administration

The Board has delegated administration of the Plan to the Board’s Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Plan. For purposes of this summary of the Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Plan. To make grants to certain officers and key employees of the Company, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the repricing restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to service providers of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options

Each option granted under the Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price of our stock as reported on the OTCQB tier of the OTC Markets Group, Inc. or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten (10) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with the Company. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three (3) months following his or her cessation of service for reasons other than death or cause and (ii) one (1) year following his or her death (with all shares subject to the option becoming fully vested and exercisable); provided, however, that the option immediately will terminate upon a cessation of service for cause.

In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any shares previously acquired through the exercise of an option under the Plan.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than ten (10) years from the date of grant. The terms and conditions relating to the period of post-termination exercise and the Company repurchase rights with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specified, and the shares acquired may not be transferred by the participant until vested. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any vested shares previously acquired through an award of restricted stock under the Plan.

Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of the Company’s Common Stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance units or shares granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator, in its discretion. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

The granting and/or vesting of awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement (“performance goals”) including: earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before taxes and net earnings, earnings per share, gross margin, new product development or innovation, net income, operating income, quality, operating margin, return on capital, return on equity, revenue, revenue growth, and total stockholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, and/or other segment), and/or on a pre-tax or after-tax basis. Prior to latest date by which would meet the requirements under Section 162(m), the Administrator will determine whether any significant element(s) or item(s) will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator latest date by which would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with GAAP, or on a basis other than GAAP.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and no later than the latest possible date that could be used and still comply with the performance-based compensation provisions of Section 162(m), the Administrator will, in writing: (i) designate one or more participants, who would be considered a “covered employee” within the meaning of Code Section 162(m), to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Unless determined otherwise by the Administrator, awards granted under the Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or a “change in control” (as defined in the Plan), each award will be treated as the Administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The Administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director ceases to be a director prior to or on the closing of the merger or change in control or within twelve months following the merger or change in control, then his or her options and stock appreciation rights will fully vest and become immediately exercisable. In addition, all restrictions on restricted stock, restricted stock units, performance shares, or performance units held by such non-employee director will lapse, and all performance goals or other vesting requirements will be deemed achieved at 100%, and all other terms and conditions met.

Termination or Amendment

The Plan will automatically terminate ten (10) years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. The Administrator may amend, alter, suspend or terminate the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

●

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

●

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

●

A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Administrator conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Administrator may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

The affirmative vote of the holders of a majority of the common shares voted on the proposal and represented at the annual meeting in person or by proxy is required to approve the amendment to the Plan. The Board of Directors recommends that you vote FOR this proposal.

Report of the Audit Committee

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2014 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with Burr Pilger Mayer, Inc. matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Burr Pilger Mayer, Inc. for the fiscal year ended December 31, 2014 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Mark Colella

Carl Simpson

Daniel Janney

Proposal 3 – Ratification of Appointment
of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Burr Pilger Mayer, Inc. (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. BPM has served as our independent registered public accounting firm since 2014.

Effective September 23, 2014, McGladrey LLP (“McGladrey”) resigned from the Company as its independent registered public accounting firm as a result of the Merger, which the Board accepted.

Neither the report of McGladrey for the years ended December 31, 2012 and 2013, nor subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements in its Form 10-K for the years ended December 31, 2012 and 2013 contained a going concern qualification. The Company has had no disagreements with McGladrey, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements.

There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K, occurring within the Company’s two most recent fiscal years and the subsequent interim periods through the date of dismissal.

On September 23, 2014, following stockholder approval at an annual meeting in connection with the Merger, the Company engaged BPM as its independent registered public accounting firm. During the fiscal year ended December 31, 2013 and the interim periods preceding the engagement, the Company did not consult BPM regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Yukon Business Corporations Act. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2015. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of Marcum.

	2014	2013
Audit Fees	$130,000	$95,000
Audit Related Fees	$59,000	$8,000
Tax Fees	$10,000	$5,000
All Other Fees	$0	$0
Total Fees	$199,000	$108,000

Audit Fees. Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees. Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The Audit Committee considers BPM to be well qualified to serve as our independent public accountants.

Tax Fees. Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. BPM was paid no other fees for professional services during the fiscal years ended December 31, 2014 and 2013.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2014.

Burr Pilger Mayer, Inc. Representatives at Annual Meeting

We expect that representatives of BPM will be physically present or available via phone at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 as described in this Proposal 3.

Proposal 4 – APPROVAL OF A SHARE CONSOLIDATION (REVERSE SPLIT)

OF THE COMMON STOCK OF THE COMPANY

The Company is asking the stockholders to approve a share consolidation or reverse split of the common stock of the Company at a ratio of up to 1-for-10, which ratio shall be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting. The Board also may determine in its discretion not to effect any reverse stock split. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

The Board expects to implement the reverse stock split within twelve months following approval thereof. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If Proposal 4 is approved by stockholders and the Board determines to implement the reverse stock split, the Company would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board). The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company or its stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the reverse stock split the market price of the Company’s common stock will increase in proportion to the reduction in the number of shares of the Company’s common stock issued and outstanding before the proposed reverse stock split or that the market price will not decline further following the reverse stock split. The total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split for reasons unrelated to the reverse stock split.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. Furthermore, because the number of authorized shares of the Company’s common stock will be reduced on a proportionate basis, the reverse stock split will not increase the Board’s ability to issue authorized and unissued shares (proportionately to the issued and outstanding shares) without further stockholder action. The other principal effects of the reverse stock split will be that:

• the number of issued and outstanding shares of the Company’s common stock will be reduced proportionately based on the final reverse stock split ratio, as determined by the Board;

• the number of authorized shares of the Company’s common stock will be reduced proportionately based on the final reverse stock split ratio;

• based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of the Company’s common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split; and

• the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

Although the number of outstanding shares of the Company’s common stock would decrease following the proposed reverse stock split, the Board does not intend for the reverse stock split to be the first step in a ‘‘going private transaction’’ within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’).

The following table reflects the number of shares of common stock that would be outstanding as a result of the Reverse Split and the approximate percentage reduction in the number of outstanding shares based on approximately 51,339,764 shares of common stock issued and outstanding as of June 19, 2015.

Proposed Reverse Split Ratio	Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split
1-for-2 reverse split	50.0%	25,669,882
1-for-5 reverse split	80.0%	10,267,953
1-for-10 reverse split	90.0%	5,133,977

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of the Company’s common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the Reverse Split. Because the Reverse Split will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split will not alter the relative rights and preferences of existing stockholders. However, as noted above, the number of authorized shares of common stock will remain unlimited, but the number of shares of common stock outstanding will be decreased.

The decrease in our outstanding shares will not be used by management to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Continuance nor our bylaws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to our Articles of Continuance or bylaws to institute anti-takeover provisions. We do not presently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, any fractional shares will be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding shares of the Company’s common stock in “street name” (that is, held through a brokerage firm, bank, broker-dealer, or other similar organization) in the same manner as stockholders whose shares of the Company’s common stock are registered in their names with our transfer agent. Brokerage firms, banks, broker-dealers, and other similar organizations will be instructed to effect the reverse stock split for their beneficial holders holding shares of the Company’s common stock in “street name;” however, these organizations may apply their own specific procedures for processing the reverse stock split. If you hold your shares of the Company’s common stock in “street name,” and if you have any questions in this regard, we encourage you to contact your broker or other nominee.

Effect on Registered “Book-Entry Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares of the Company’s common stock registered in their accounts.

• If you hold registered shares of the Company’s common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Company’s common stock in registered book-entry form.

• If you are entitled to post-reverse stock split shares of the Company’s common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the effective time of the reverse stock split indicating the number of shares of the Company’s common stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of the Company’s common stock in certificate form or a combination of certificate and book- entry form. If any of your shares of the Company’s common stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of the Company’s common stock for a statement of holding. When you submit your certificate representing the pre-reverse stock split shares of the Company’s common stock, your post-reverse stock split shares of the Company’s common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of the Company’s common stock you own in book-entry form that are registered in your name with our transfer agent. The Company will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest. Beginning on the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Procedure for Effecting Reverse Stock Split

If the stockholders approve this Proposal 4 and the Board decides to implement the reverse stock split, the reverse stock split will become effective at such time, if at all, as determined by the Board in its sole discretion. Beginning on the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares of the Company’s common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of the Company’s common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

• persons that are not U.S. Holders (as defined below);

• persons subject to the alternative minimum tax;

• U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

• persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

• banks, insurance companies or other financial institutions;

• real estate investment trusts or regulated investment companies;

• brokers, dealers or traders in securities;

• S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

• tax-exempt organizations or governmental organizations;

• persons deemed to sell our common stock under the constructive sale provisions of the Code;

• persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

• tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having two-thirds of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” a reverse split of the common stock of the Company at a ratio of up to 1-for-10, which ratio shall be determined by the Board of Directors, in its sole discretion, at a later date as described in this Proposal 4.

Proposal 5 – APPROVAL TO REINCOROPRATE OR CONTINUE THE COMPANY

FROM A YUKON TERRITORY CORPORATION TO A DELAWARE CORPORATION

The Board recommends to the stockholders a proposal to authorize the Board, in its sole discretion, to continue the Company into the State of Delaware under the Delaware General Corporation Law (the “DGCL”) and to adopt charter documents of the Company that comply with the DGCL in connection therewith (the “Continuance”), should it determine such Continuance to be in the best interests of the Company and its stockholders. If our stockholders approve the Continuance to Delaware and the Board determines that it is in the best interests of the Company and its stockholders, we will accomplish the Continuance in compliance with the DGCL and the Yukon Business Corporations Act (the “YBCA”).

The Continuance would not involve any change in the business, properties, corporate headquarters or management of the Company. The officers of the Company immediately prior to the Continuance would serve as the officers of the Company following the Continuance, and the nominees elected to the Board at the Annual Meeting would serve as the members of the Board following the Continuance. There would be no change in the operations, assets, liabilities or obligations of the Company as a result of the Continuance. Other than the filings with the Yukon Registrar of Corporations (the “Yukon Registrar”) and the Secretary of State of Delaware (as further described below) and the approval of the Continuance by the Company’s stockholders, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Continuance.

Upon the effectiveness of the Continuance, each outstanding share of the Company’s common stock would continue to be an outstanding share of the Company’s common stock as incorporated in Delaware. Existing stock certificate(s) of the Company would not need to be exchanged for new stock certificate (s), although each stockholder will have the option of doing so. At the same time, each outstanding option, right or warrant to acquire shares of common stock would continue to be an option, right or warrant to acquire an equal number of shares of common stock under the same terms and conditions. Furthermore, upon effectiveness of the Continuance, the Company would be governed by the Certificate of Incorporation, to be filed with the Secretary of State of Delaware in substantially the form attached hereto as Appendix C (the “Delaware Charter”), and by the Bylaws in substantially the form attached hereto as Appendix D (the “Delaware Bylaws” and together with the Delaware Charter, the “Delaware Governing Documents”). The Company’s current Articles of Continuance, as amended (the “Yukon Charter”) and Bylaws (the “Yukon Bylaws” and together with the Yukon Charter, the “Yukon Governing Documents”) would not be applicable to the Company following the consummation of the Continuance. Following the Continuance, the Company would be governed by the DGCL instead of the YBCA. Approval of the Continuance will constitute approval of the Delaware Charter and the Delaware Bylaws. The Board may determine, for any reason, that the consummation of the Continuance should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

Principal Reasons for Continuance into Delaware

Corporate Law

As we plan for the future, the Board and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company’s governance decisions can be based. The Board believes that the stockholders would benefit from the responsiveness of the Delaware corporate law.

For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has been the leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under Delaware law. To take advantage of Delaware’s flexible and responsive corporate laws, many corporations choose to incorporate initially in Delaware or choose to continue into Delaware, as the Company proposes to do. In general, the Board believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in the Yukon Territory and that the Company and its stockholders would benefit from such an environment. The Board has considered the following benefits believed to be available to Delaware corporations:

●

the Delaware Court of Chancery handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by most, if not all, other courts in the country, and the Delaware Supreme Court is highly regarded;

●	the well-established body of case law construing Delaware law provides businesses with a greater degree of predictability than most, if not all, other jurisdictions provide; and

●

the Delaware General Assembly each year considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses.

Additionally, management believes that, as a Delaware corporation, the Company may be better able to continue to attract and retain qualified directors and officers than it would as a Yukon Territory corporation, in part, because Delaware law provides more predictability with respect to the issue of liability of directors and officers than does Yukon law. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although Yukon law and Delaware law both permit a corporation to include a provision in the corporation’s articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides directors and officers with more predictability than does Yukon law and, therefore, provides directors and officers of a Delaware corporation with a greater degree of comfort as to their risk of liability than that afforded under Yukon law. As the Company plans for the future, the Board and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company’s governance decisions can be based.

Capital Raising

Delaware is a recognized and understood jurisdiction throughout the international financial community. The Company would be better positioned to raise capital both within and outside of the United States by being incorporated in Delaware. We believe that many international investment funds, sophisticated investors, and brokerage firms are more comfortable and more willing to invest in a Delaware corporation than in a corporation incorporated in another U.S. jurisdiction whose corporate laws may be less understood and perceived to be outdated and unresponsive to stockholder rights.

As the Company moves towards advancing its objectives, the Board believes that the Company may be best suited to pursue all available financing options in the best interests of its stockholders if the Company is incorporated in Delaware versus the Yukon Territory. The Board believes that the Continuance may represent a better opportunity for the Company to increase stockholder value.

Disadvantages of Continuance into Delaware

Despite the belief of the Board that the Continuance may be beneficial to our Company and our stockholders, the YBCA and the DGCL differ in some respects. On balance, we believe it may be more favorable for us to continue into Delaware, although the DGCL may not afford stockholders the same rights as the YBCA, including those described in detail in Appendix I.

Process for Continuance

The Company is considering Continuance from a Yukon Territory corporation into a Delaware corporation, which we sometimes refer to in this Proposal 5 as “DelawareCo,” with all of the assets, rights, privileges and powers of the Company prior to the Continuance, which we sometimes refer to in this Proposal 5 as “YukonCo,” and all property owned by YukonCo, all debts due to YukonCo, as well as all other causes of action belonging to YukonCo immediately prior to the Continuance, remaining vested in DelawareCo following the Continuance. DelawareCo would remain as the same entity following the Continuance. The directors and officers of YukonCo immediately prior to the Continuance would be the directors and officers of DelawareCo.

If this proposal is approved and the Board determines that it is in the best interests of the Company and its stockholders, the Continuance would become effective upon the filing of, and at the date and time specified in (as applicable), the Application for Authorization to Continue into Another Jurisdiction, filed with the Yukon Registrar in substantially the form attached hereto as Appendix F (the “Yukon Application for Continuance”), and the Certificate of Conversion in substantially the form attached hereto as Appendix E (the “Delaware Certificate of Conversion”) and the Delaware Charter, each as filed with the Secretary of State of Delaware, in each case upon acceptance thereof by the Yukon Registrar and the Secretary of State of Delaware. If this proposal is approved, it is anticipated that the Board may cause the Continuance to be effected within one year thereafter; provided, however, that the Board may determine, for any reason, that the consummation of the Continuance should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be..

At the effective time of the Continuance each share of YukonCo common stock would automatically be converted into shares of common stock of DelawareCo. Following the effective time of the Continuance, any pre- Continuance shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, would automatically be exchanged for post- Continuance shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Approval of Continuance

At the Annual Meeting, the Board will ask stockholders to consider and, if deemed advisable, to approve the following special resolution (the “Continuance Resolution”):

BE IT RESOLVED, that the Continuance from Yukon Territory, Canada to the State of Delaware is hereby authorized and approved and the Company is hereby authorized to::

(i) apply to the Yukon Registrar of Corporations (the “Yukon Registrar”) to obtain approval for a continuance pursuant to section 191 of the Yukon Business Corporations Act (the “YBCA”);

(ii) apply to the Secretary of State of Delaware (the “Delaware Secretary of State”) to convert into a Delaware corporation pursuant to section 265 of the Delaware General Corporation Law (the “DGCL”); and

(iii) deliver a copy of a certificate of conversion and certificate of incorporation filed with the Delaware Secretary of State and request that the Yukon Registrar issue a certificate of discontinuance under section 191(6) of the YBCA; and be it further

RESOLVED, that, subject to the filing of such certificate of conversion and certificate of incorporation and without affecting the validity and existence of the Company by or under its current articles and Bylaws and any act done thereunder, the Company adopt, in accordance with the DGCL, a certificate of incorporation and bylaws in substitution for the current articles and Bylaws of the Company, in substantially the forms attached as Appendices C and D, respectively, and such Certificate of Incorporation and bylaws are hereby authorized and approved; and be it further

RESOLVED, any one or more of a group comprised of the directors and officers of the Company is hereby authorized for and on behalf of the Company to take all action, to do all things and to execute, under the common seal of the Company or otherwise, and to deliver or cause to be delivered in the name of and on behalf of the Company all documents and instruments as such directors or officers of the Company may deem necessary or advisable in connection with the matters referred to in the foregoing resolutions; and be it further

RESOLVED, that in the event that the Continuance has been duly approved by the stockholders of the Company, the Board may, in its sole discretion and without further approval of the stockholders of the Company, elect not to act on or carry out the Continuance and abandon the continuance application at any time prior to effecting the Continuance.

Dissenting Stockholders Rights

Registered stockholders are entitled to dissent from the Continuance Resolution in the manner provided in section 193 of the YBCA. Section 193 of the YBCA is reprinted in its entirety and attached to this Proxy Statement as Appendix H. Stockholders are not entitled to dissent with respect to any other matter that may be considered at the Annual Meeting.

A stockholder entitled to dissent under Section 193 and who complies with such section is entitled to be paid by the Company the fair value of the shares in respect of which the stockholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the stockholder dissents was adopted.

A dissenting stockholder may only claim under Section 193 with respect to all the shares of a class held by the dissenting stockholder or on behalf of any one beneficial owner and registered in the name of the dissenting stockholder. Fair value can be determined by an application to the Supreme Court of Yukon after the adoption of the Continuance Resolution by either the Company or a dissenting stockholder who has provided proper written notice under Section 193 of their objection to the Continuance Resolution. If such application is made the Company shall send to such dissenting stockholder a written offer to pay an amount considered by the directors of the Company to be fair value of the shares. A stockholder is not required to vote against the Continuance Resolution at the Annual Meeting to maintain its rights as a dissenting stockholder. However, a vote in favor of the Continuance Resolution by the dissenting stockholder will cause such stockholder to cease to be a dissenting stockholder and he or she will therefore not be entitled to make an application under Section 193 of the YBCA.

A dissenting stockholder must send written notice to the Company at or before the Annual Meeting. Upon the earlier of adoption of the Continuance Resolution or upon an agreement between the Company and the dissenting stockholder to purchase the dissenting stockholder’s shares in relation to the adoption of the Continuance Resolution or upon order the Supreme Court of Yukon setting the fair value of shares in accordance with Section 193, such dissenting stockholder shall no longer have the rights of a stockholder of the Company other than the right to be paid the fair value of the shares. Until one such event as described above occurs, a stockholder may withdraw their dissent and the Company may rescind the Continuance Resolution.

If you desire to dissent, your written notice must be delivered to the Company’s principal office at the address below at or before the Annual Meeting:

150 Commercial Street

Sunnyvale, California 94086

COMPARISON OF THE RIGHTS OF STOCKHOLDERS

General

The Continuance into Delaware would change the legal domicile of the Company from the Yukon Territory to Delaware, which will result in the Company being subject to the DGCL rather than the YBCA. Additionally, upon effectiveness of the Continuance, the Company would be governed by the Delaware Charter and the Delaware Bylaws.

The Continuance would not involve any change in the business, properties, corporate headquarters or management of the Company. The officers of the Company immediately prior to the Continuance would serve as the officers of the Company following the Continuance, and the nominees elected to the Board at the annual meeting would serve as the members of the Board following the Continuance. There would be no change in the operations, assets, liabilities or obligations of the Company as a result of the Continuance. Other than the filings with the Yukon Registrar and the Secretary of State of Delaware and the approval of the Continuance by the Company’s stockholders, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Continuance. Additionally, after the Continuance, the Company would continue to be a publicly-held company and the shares of common stock will continue to be quoted, without interruption, on the OTCQB of the OTC Markets under the symbol “VIVMF”. The Company would continue to file periodic reports and other documents with the U.S. Securities and Exchange Commission (“SEC”). Stockholders who own shares of common stock that are freely tradable prior to the Continuance would continue to have freely tradable shares, and stockholders holding restricted shares of common stock would continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject.

Appendix I to this Proxy Statement sets out a summary of certain differences between the DGCL and the YBCA.

Federal Income Tax Consequences of the Continuance

The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. Stockholders are urged to consult their tax advisors to determine the particular tax consequences of the Continuance, including the applicability and effect of federal, state, local, foreign and other tax laws.

The Continuance is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Continuance qualifies as a reorganization, no gain or loss would be recognized to the holders of our capital stock as a result of consummation of the Continuance, and no gain or loss would be recognized by us. Stockholders would have the same basis in the DelawareCo common stock received pursuant to the Continuance as they have in the shares of the YukonCo common stock held by you as of immediately prior to the time the Continuance is consummated. The holding period with respect to the DelawareCo common stock would include the period during the corresponding shares of YukonCo common stock were held, provided the latter was held by such stockholder as a capital asset at the time of consummation of the Continuance.

Accounting Treatment

We expect that the Continuance would have no effect from an accounting perspective because there is no change in the entity as a result of the Continuance. As such, the financial statements of YukonCo previously filed with the SEC would remain the financial statements of DelawareCo following the Continuance.

Effect of Vote for the Continuance

A vote in favor of the Continuance is a vote in favor granting the Board the authority, in its sole discretion, to continue the Company into the State of Delaware and to adopt charter documents of the Company that comply with the DGCL in connection therewith. The Continuance may be effected by the Board at any time in the discretion of the Board within one year following the approval thereof; provided, however, that the Board retains the right to delay the Continuance or to determine not to proceed with the Continuance, as applicable.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having two-thirds of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” granting the Board the authority, in its sole discretion, to continue the Company into the State of Delaware as described in this Proposal 5.

Requirements For Advance Notification of Nominations
and Stockholder Proposals

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2016 Annual Meeting of stockholders must be received by us no later than February 23, 2016, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 150 Commercial Street, Sunnyvale, California 94086.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2014 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Vice President of Finance of Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086, telephone number (408) 530-1900.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Vice President of Finance, Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086.

APPENDIX A

SECOND AMENDMENTTO THE

VIVEVE MEDICAL, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

This Second Amendment to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (the “Second Amendment”) is made effective as of July __, 2015 (the “Effective Date”), by Viveve Medical, Inc., a Yukon Territory corporation (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Original Plan”) on April 22, 2013, which was approved by the shareholders on June 6, 2013;

WHEREAS, the Board adopted the First Amendment to the Original Plan on April 28, 2013, which was approved by the shareholders on September 18, 2014 (together with the Original Plan, the “Plan”); and

WHEREAS, the Board now desires to further amend the Plan to increase the maximum number of shares available under the Plan.

NOW, THEREFORE, pursuant to the authority reserved in Section 15, the Plan is amended as follows:

1. Effective as of the Effective Date, the name of the Plan is hereby amended and restated in its entirety to the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan.

2. Effective as of the Effective Date, the first sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

(a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,100,000 shares of Stock.

3. Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

Adopted by the Board of Directors on June __, 2015

Submitted for shareholder approval on July 22, 2015

A-1

APPENDIX B

VIVEVE MEDICAL, INC. 2013 STOCK OPTION AND INCENTIVE PLAN

(Adopted by the Board of Directors on April 22, 2013,

and approved by stockholders on June 6, 2013)

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Viveve Medical, Inc. 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Viveve Medical, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options,

(iii) Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iv) to determine the number of shares of Stock to be covered by any Award;

(v) to determine and modify from time to time the terms and conditions, including restrictions,

(vi) not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(vii) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(viii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,382,600 shares of Stock. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d) Stock Appreciation Rights Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(b) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

FIRST AMENDMENT TO THE

PLC SYSTEMS, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

(Adopted by the Board of Directors on April 28, 2014,

and approved by stockholders on September 18, 2014)

This First Amendment to the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Amendment”) is made effective as of September , 2014 (the “Effective Date”), by PLC Systems Inc., a Yukon Territory corporation (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the PLC Systems Inc. 2013 Stock Option and Incentive Plan (the “Plan”) on April 22, 2013, which was approved by the shareholders on June 6, 2013.

WHEREAS, the Board now desires to further amend the Plan to increase the maximum number of shares available under the Plan.

NOW, THEREFORE, pursuant to the authority reserved in Section 15, the Plan is amended as follows:

1. Effective as of the Effective Date, the definition of “Stock” in Section 1 of the Plan is hereby amended and restated in its entirety as follows:

“Stock” means the Common Stock, no par value per share, of the Company, subject to adjustments pursuant to Section 3.

2. Effective as of the Effective Date, the first sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

(a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,111,587 shares of Stock.

3. Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

APPENDIX C

DELAWARE CERTIFICATE

OF INCORPORATION

Article I

The name of this corporation is Viveve Medical, Inc. (the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is 2140 South DuPont Highway, City of Camden, ZIP Code 19934, in the County of Kent. The name of its registered agent at such address is Paracorp Incorporated.

Article III

The nature of the business or purposes for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV

1.     Authorization. This Corporation is authorized to issue a total of Eighty-Five Million (85,000,000) shares among two classes of stock as follows:

(a)     Seventy-Five Million (75,000,000) shares shall be designated as Common Stock, no par value per share; and

(b)     Ten Million (10,000,000) shares shall be designated as Preferred Stock, no par value per share.

2.     Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of share of such series then outstanding. In case the number of shares of any series shall be so decrease, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of share of such series.

Article V

The name and mailing address of the incorporator are: Patricia Scheller, Chief Executive Officer, Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, CA 94086.

Article VI

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Article VII

The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors or by the stockholders.

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Article VIII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article X

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any repeal or modification of the foregoing provision of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this ____ day of _______, ____.

Patricia Scheller
Chief Executive Officer

C-2

APPENDIX D

DELAWARE BYLAWS

BYLAWS

OF

VIVEVE MEDICAL, INC.,

a Delaware Corporation

_______________, 20__

Table of Contents

Article I - Stockholders		4
1.	Annual Meeting	4
2.	Special Meetings	4
3.	Notice of Meetings	4
4.	Adjourned Meetings	5
5.	Quorum	5
6.	Voting and Proxies	5
7.	Action at Meeting	5
8.	Presiding Officer	5
9.	Conduct of Meetings	6
10.	Action without a Meeting	6
11.	Stockholder Lists	6
Article II - Directors		7
1.	Powers	7
2.	Number and Qualification	7
3.	Vacancies	7
4.	Tenure	7
5.	Removal	7
6.	Meetings	7
7.	Notice of Meetings	7
8.	Quorum	8
9.	Action at Meeting	8
10.	Action by Consent	8
Article III - Officers		8
1.	Enumeration	8
2.	Election	8
3.	Qualification	8
4.	Tenure	8
5.	Removal	9
6.	Vacancies	9
7.	Chairman and Vice Chairman of the Board of Directors	9
8.	Chief Executive Officer	9
9.	President	9
10.	Vice Presidents and Assistant Vice Presidents	9
11.	Treasurer and Assistant Treasurers	9
12.	Secretary and Assistant Secretaries	10
13.	Other Powers and Duties	10
Article IV - Capital Stock		10
1.	Certificates of Stock	10
2.	Transfers	11
3.	Record Holders	11
4.	Record Date	11
5.	Lost Certificates	12
Article V - Indemnification		12

1.	Definitions	12
2.	Indemnification of Directors and Officers	13
3.	Indemnification of Non-Officer Employees	14
4.	Advancement of Expenses to Directors and Officers Prior to Final Disposition	14
5.	Advancement of Expenses to Non-Officer Employees Prior to Final Disposition	15
6.	Contractual Nature of Rights	15
7.	Non-Exclusivity of Rights	16
8.	Insurance	16
9.	Other Indemnification	16
10.	Merger or Consolidation	16
Article VI - Miscellaneous Provisions		16
1.	Fiscal Year	16
2.	Seal	16
3.	Execution of Instruments	16
4.	Voting of Securities	16
5.	Resident Agent	17
6.	Corporate Records	17
7.	Dividends	17
8.	Checks, Drafts or Orders	17
9.	Amendments	17
10.	Waiver of Notice	17
11.	Conflict with Other Documents	18
Article VII - Offices		18
1.	Registered Office	18
2.	Other Offices	18

BYLAWS

of

VIVEVE MEDICAL, INC.

(the “Corporation”)

Article I - Stockholders

1.     Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, date and time as shall be designated by the board of directors of the Corporation (the “Board of Directors”). Any other proper business may be transacted at the annual meeting. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

2.     Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of vacancies on the Board of Directors and the election of new members of the Board of Directors). Such special meetings may be called at any time by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, or by the Board of Directors, or by any stockholder of the Corporation holding 25% or more of the issued and outstanding capital stock of the Corporation (on a fully-diluted basis), but such special meetings may not be called by any other person or persons. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3.     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting and, in case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder, if any, who, under the certificate of incorporation of the Corporation (as amended, modified or supplemented from time to time, the “Certificate of Incorporation”) or under these Bylaws is entitled to such notice. Except as otherwise provided in the Certificate of Incorporation or any stockholders agreement that may be entered into by and among the Corporation and the stockholders (such stockholder agreement as amended, modified, or supplemented from time to time, the “Stockholders Agreement”), if mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

4.     Adjourned Meetings. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.     Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

6.     Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation, the Stockholders Agreement or law, stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder granting the proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

7.     Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

8.     Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if one is elected, or in his or her absence, the Vice Chairman of the Board of Directors, if one is elected, or if neither is elected or in their absence, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the Chief Executive Officer is unable to do so for any reason.

9.     Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

10.     Action without a Meeting. Except as otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested, or to the Corporation's principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to these Bylaws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

11.     Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Article II- Directors

1.     Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.     Number and Qualification. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the number of directors which shall constitute the whole Board of Directors as of the effective date of these Bylaws shall be determined from time to time by resolution of the Board of Directors. The Board of Directors shall consist of not fewer than three (3) and not more than twenty (20) directors. Directors need not be stockholders.

3.     Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, however occurring, may be filled by a vote of holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the Certificate of Incorporation, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

4.     Tenure. Except as otherwise provided by law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.     Removal. To the extent permitted by law, except as otherwise provided by the Certificate of Incorporation, a director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors pursuant to the Certificate of Incorporation.

6.     Meetings. Regular meetings of the Board of Directors may be held at such time, date and place as may be determined by the Board of Directors.  Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, or by three (3) or more directors, by delivering notice of such meeting to the directors in accordance with Section 8 of this Article II. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7.     Notice of Meetings. Except as otherwise provided in the Stockholders Agreement, regular and special meetings of the Board of Directors shall require notice in accordance with this Section 7, provided that no notice shall be required for regular meetings of the Board of Directors held immediately after the annual meeting of the Stockholders and meetings that are adjourned pursuant to Section 9 of this Article II.  Notice of the time, date and place of all regular and special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting.  Notice shall be given to each director in person, by telephone, by mail, by facsimile, electronic mail or other form of electronic communications, sent to such director’s business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting.

8.     Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting until a quorum shall be present.

9.     Action at Meeting. Except as otherwise provided by law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, at any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors.

10.     Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any reference herein to a resolution made at a meeting of the Board of Directors shall include an action taken by written consent in lieu of a meeting.

Article III- Officers

1.     Enumeration. The officers of the Corporation may consist of a President, a Treasurer, a Secretary, and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. The Board of Directors may elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

2.     Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3.     Qualification. No officer need be a stockholder or a director of the Corporation. Any two or more offices may be held by the same person.

4.     Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.     Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6.     Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7.     Chairman and Vice Chairman of the Board of Directors. Except as otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate. Except as provided by the Board of Directors, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8.     Chief Executive Officer. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Chief Executive Officer, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

9.     President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, Vice Chairman of the Board of Directors and Chief Executive Officer, the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

10.     Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

11.     Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

12.     Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In the absence of the Secretary from any such meeting an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give authorization to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation), shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, and shall have such other duties and powers as may be designated from time to time by the Board of Directors. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

13.     Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV- Capital Stock

1.     Certificates of Stock. Each stockholder shall be entitled to a certificate of capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors, certifying the number of shares owned by such holder in the Corporation. Such certificate shall be signed by a President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue. All certificates for shares of stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall be permitted to issue fractional shares.

2.     Transfers. Subject to any restrictions on transfer in the Stockholders Agreement or otherwise applicable to such shares, shares of stock shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its transfer agent of the certificate or certificates therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.

3.     Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation, the Stockholders Agreement or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4.     Record Date. Except as otherwise provided in the Certificate of Incorporation or in the Stockholders Agreement, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.             Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been mutilated, lost, stolen or destroyed, and the Corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to indemnify the Corporation, in a reasonable manner, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article V - Indemnification

1.             Definitions. For purposes of this Article V:

(a)     “Corporate Status” describes the status of a person who is serving or has served as a Director or Officer of the Corporation or its Subsidiaries, or is serving or has served at the request of the Corporation or its Subsidiaries as a director, partner, trustee, officer, employee, fiduciary, or agent of any other Corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other enterprise or legal entity. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee, fiduciary, or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation;

(b)     “Director” means any person who serves or has served the Corporation or its Subsidiaries as a director on the Board of Directors of the Corporation or its Subsidiaries;

(c)     “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation or its Subsidiaries who is not and was not a party to such Proceeding;

(d)     “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)     “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f)     “Officer” means any person who serves or has served the Corporation or its Subsidiaries as an officer appointed by the Board of Directors of the Corporation or its Subsidiaries;

(g)     “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h)     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2.             Indemnification of Directors and Officers. Subject to the operation of Section 5 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, damages, liabilities, losses, excise taxes, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that for any action or suit by or in the right of the Corporation, the indemnification hereunder shall be limited to Expenses actually and reasonably incurred by such Director or Officer and except that no indemnification under such circumstances shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and to the extent of a determination of entitlement to indemnification by the Court of Chancery of the State of Delaware. The rights of indemnification provided by this Section 1 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

3.             Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

4.             Advancement of Expenses to Directors and Officers Prior to Final Disposition.

(a)     The Corporation shall advance all Expenses incurred by or on behalf of any Director or Officer in connection with any Proceeding in which such Director or Officer is involved by reason of such Director’s or Officer’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director or Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director or Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Officer to repay any Expenses so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified against such Expenses.

(b)     If a claim for advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director or Officer is not entitled to an advancement of expenses shall be on the Corporation.

(c)     In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

5.     Advancement of Expenses to Non-Officer Employees Prior to Final Disposition.

(a)     The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)     In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

6.     Contractual Nature of Rights.

(a)     The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If there exists any conflict between this Article V and any agreement for indemnification entered into between the Corporation and a Director, the terms and conditions of such indemnification agreement shall prevail.

(b)     If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation in any court of competent jurisdiction to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)     In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

7.     Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director or Officer, may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

8.     Insurance. The Corporation shall maintain insurance, at its expense, to protect itself and any Director or Officer against any liability asserted against or incurred by the Corporation or any such Director or Officer, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

9.     Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

10.     Merger or Consolidation. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, or Officers, so that any person who is or was a Director or Officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Article VI - Miscellaneous Provisions

1.     Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

2.     Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3.     Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, mortgages, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, the Chief Executive Officer, a President, or by any other officer, employee or agent of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize.

4.     Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

5.     Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6.     Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7.     Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

8.     Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

9.     Amendments. Except as provided in the Certificate of Incorporation or the Stockholders Agreement, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that (a) the Board of Directors may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation, the Stockholders Agreement or by these Bylaws requires action by the stockholders and (b) except as provided in the Certificate of Incorporation or the Stockholders Agreement, any alteration, amendment or repeal of these Bylaws by the Board of Directors and any new Bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders.

10.     Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

11.     Conflict with Other Documents. If there exists any conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the Stockholders Agreement, the applicable provisions of the Certificate of Incorporation or the Stockholders Agreement shall prevail.

Article VII- Offices

1.     Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 2140 South DuPont Highway, Camden, Delaware 19934, in the County of Kent. The name of the Corporation's registered agent at such address shall be Paracorp Incorporated. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

2.     Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

APPENDIX E

DELAWARE CERTIFICATE OF CONVERSION

1.	The jurisdiction where the Non-Delaware Corporation first formed is the Yukon Territory, Canada.

2.	The jurisdiction immediately prior to filing this Certificate is the Yukon Territory, Canada.

3.	The date the Non-Delaware Corporation first formed is March 3, 1987.

4.	The name of the Non-Delaware corporation immediately prior to filing this Certificate is Viveve Medical, Inc.

5.	The name of the Corporation as set forth in the Certificate of Incorporation is Viveve Medical, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the ___day of ______, _______.

Patricia Scheller
Chief Executive Officer

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APPENDIX F

YUKON APPLICATION FOR AUTHORIZATION

TO CONTINUE INTO ANOTHER JURISDICTION

1. Name of corporation: VIVEVE MEDICAL, INC.

2. Yukon registry number: 527034

3. Jurisdiction into which the corporation wishes to continue: Delaware

4. Date shareholders authorized continuance: 2015 / 07 / 22

5. Name of individual signing: Scheller, Patricia

6. Title of individual signing: Chief Executive Officer, Director

7. Signature:

8. Date of signature:

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APPENDIX G

PROXY

VIVEVE MEDICAL, INC.

This proxy is solicited on behalf of the Board of Directors

for the Annual Meeting on July 22, 2015

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the five proposals set forth in the Proxy Statement.

The stockholder(s) represented herein appoint(s) Patricia Scheller and/or Scott Durbin proxy with the power of substitution to vote all shares of common stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of Viveve Medical, Inc. to be held at 150 Commercial Street, Sunnyvale, California 94086 on July 22, 2015 at 12:00 p.m., local time, and in any adjournment or postponement thereof as specified in this proxy. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

The Board of Directors recommends you vote FOR the following:

Proposal 1-Election of Directors

Patricia Scheller	FOR ☐	WITHHOLD ☐

Brigitte Smith	FOR ☐	WITHHOLD ☐

Mark Colella	FOR ☐	WITHHOLD ☐

Carl Simpson	FOR ☐	WITHHOLD ☐

Daniel Janney	FOR ☐	WITHHOLD ☐

The Board of Directors recommends you vote FOR the following proposals:

Proposal 2 – to approve the Second Amendment to increase the number of shares available for awards under the Viveve Medical 2013 Stock Option and Incentive Plan to a total of 10,100,000.

FOR ☐	AGAINST ☐	WITHHOLD ☐

Proposal 3 – to ratify the appointment Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

FOR ☐	AGAINST ☐	WITHHOLD ☐

Proposal 4 – to approve a reverse split of the common stock of the Company at a ratio of up to 1-for-10, which ratio shall be determined by the Board of Directors, in its sole discretion, and effective as of a date no more than twelve months from the date of the Annual Meeting.

FOR ☐	AGAINST ☐	WITHHOLD ☐

Proposal 5 – to approve the granting of authority to the Board of Directors, in its sole discretion, to continue Viveve Medical, Inc. into the State of Delaware, anytime within the next twelve months as determined by the Board of Directors in its sole and absolute discretion.

FOR ☐	AGAINST ☐	WITHHOLD ☐

G-1

By executing this proxy, the undersigned stockholder grants the proxies, in their discretion, the ability to vote on such other business as may properly come before the meeting or any adjournment thereof including without limitation, to vote to adjourn the meeting. Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted in favor of (i) the election of the nominees proposed in this proxy statement, (ii) the approval of an amendment to the 2013 Stock Option and Incentive Plan increasing the number of shares of common stock authorized for awards thereunder, (iii) the ratification of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, (iv) a reverse split of the common stock of the Company at a ratio of up to 1-for-10, which ratio shall be determined by the Board of Directors, in its sole discretion, at a later date, (v) the granting of authority to the Board of Directors, in its sole discretion, to continue the Company into the State of Delaware and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

Signature	Date
Print Name
Number of Shares

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

G-2

APPENDIX H

SECTION 193 OF THE YUKON BUSINESS CORPORATIONS ACT

(SHAREHOLDER’S RIGHT TO DISSENT)

BUSINESS CORPORATIONS ACT | LOI SUR LES SOCIÉTÉS PAR ACTIONS

who holds all the shares of the corporation or of a body corporate that holds all the shares of the corporation. *S.Y. 2010, c.8, s.125; S.Y. 2002, c.20, s.192*

Shareholder's right to dissent

193(1) Subject to sections 194 and 243, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a) amend its articles under section 175 or 176 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class;

(b) amend its articles under section 175 to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

(c) amalgamate with another body corporate, otherwise than under section 186;

(d) be continued under the laws of another jurisdiction under section 191; or

(e) sell, lease or exchange all or substantially all its property under paragraph 192(1)(c).

(2) A holder of shares of any class or series of shares entitled to vote under section 178 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3) In addition to any other right, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4) A dissenting shareholder may only claim

personne morale, qui détient la totalité des actions de la société ou d'une personne morale qui détient la totalité de ces actions. *L.Y. 2010, ch. 8, art. 125; L.Y. 2002, ch. 20, art. 192*

Droit à la dissidence

193(1) Sous réserve des articles 194 et 243, les détenteurs d'actions d'une catégorie peuvent faire valoir leur dissidence si la société décide, selon le cas :

a) de modifier ses statuts conformément aux articles 175 ou 176 afin d'y ajouter, de modifier ou de supprimer certaines dispositions limitant l'émission ou le transfert d'actions de cette catégorie;

b) de modifier ses statuts conformément à l'article 175 afin d'y étendre, de modifier ou de supprimer certaines restrictions à ses activités commerciales;

c) de fusionner avec une autre personne morale autrement qu'en vertu de l'article 186;

d) d'obtenir une prorogation sous le régime d'une autre autorité législative conformément à l'article 191;

e) de vendre, louer ou échanger la totalité ou la quasi-totalité de ses biens en vertu de l'alinéa 192(1)c).

(2) Les détenteurs d'actions d'une catégorie ou d'une série habiles à voter en vertu de l'article 178 peuvent faire valoir leur dissidence si la société décide d'apporter à ses statuts une modification visée à cet article.

(3) Outre les droits qu'il peut avoir, mais sous réserve du paragraphe (20), l'actionnaire habile à faire valoir sa dissidence et qui se conforme au présent article est fondé à se faire verser par la société la juste valeur des actions en cause fixée à l'heure de fermeture des bureaux la veille de la date de la résolution pertinente.

(4) L'actionnaire dissident ne peut se prévaloir

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(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a) at or before any meeting of shareholders at which the resolution is to be voted on; or

(b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent, within a reasonable time after learning that the resolution was adopted and of the right to dissent.

(5.1) The execution or exercise of a proxy does not constitute a written objection for the purposes of subsection (5).

(6) An application may be made to the Supreme Court after the adoption of a resolution referred to in subsection (1) or (2),

(a) by the corporation; or

(b) subject to subsection (6.1), by a shareholder if an objection under subsection (5) has been sent by the shareholder to the corporation,

to set the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(6.1) A shareholder who has sent an objection under subsection (5) ceases to be a dissenting shareholder and is not entitled to make an application under subsection (6) or to claim under this section if

(a) the shareholder votes, in person or by proxy, in favour of the resolution referred to in subsection (1) or (2); or

(b) the shareholder withdraws the objection

du présent article que pour la totalité des actions d'une catégorie qu'il détient ou détenues au nom du propriétaire bénéficiaire et inscrites au nom de l'actionnaire dissident.

(5) L'actionnaire dissident doit envoyer à la société une opposition écrite à la résolution mentionnée aux paragraphes (1) ou (2) :

a) avant ou pendant l'assemblée convoquée pour voter sur la résolution;

b) dans un délai raisonnable après avoir appris l'adoption de la résolution et son droit à la dissidence si la société ne lui a envoyé avis ni de l'objet de l'assemblée ni de son droit à la dissidence.

(5.1) La passation d'une procuration ou le fait de s'en prévaloir ne constitue pas une opposition écrite pour l'application du paragraphe (5).

(6) Après l'adoption de la résolution mentionnée aux paragraphes (1) ou (2), une requête peut être présentée à la Cour suprême :

a) soit par la société;

b) sous réserve du paragraphe (6.1), soit par un actionnaire s'il a envoyé une opposition à la société en application du paragraphe (5),

afin que soit fixée la juste valeur des actions de l'actionnaire dissident en conformité avec le paragraphe (3).

(6.1) L'actionnaire qui a envoyé son opposition en application du paragraphe (5) cesse d'être un actionnaire dissident et n'est pas habilité à présenter une requête en vertu du paragraphe (6) ou à se prévaloir du présent article dans l'une ou l'autre des situations suivantes :

a) l'actionnaire exerce son droit de vote, en personne ou par procuration, en faveur de la résolution visée au paragraphe (1) ou (2);

b) l'actionnaire retire son opposition par avis

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by written notice to the corporation.

(7) If an application is made under subsection (6), the corporation shall, unless the Supreme Court otherwise orders, send to each dissenting shareholder a written offer to pay an amount considered by the directors to be the fair value of the shares to that shareholder.

(8) Unless the Supreme Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant; or

(b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9) Every offer made under subsection (7) shall

(a) be made on the same terms; and

(b) contain or be accompanied by a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of that shareholder's shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Supreme Court pronounces an order setting the fair value of the shares.

(11) A dissenting shareholder

(a) is not required to give security for costs in respect of an application under subsection (6); and

(b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Supreme Court may give directions for

écrit à la société.

(7) Au cas où une demande est présentée en application du paragraphe (6), la société doit, sauf ordonnance contraire de la Cour suprême, envoyer aux actionnaires dissidents une offre écrite de remboursement de leurs actions, à leur juste valeur calculée par les administrateurs.

(8) Sauf ordonnance contraire de la Cour suprême, l'offre mentionnée au paragraphe (7) est envoyée à chaque actionnaire dissident :

a) 10 jours au moins avant la date à laquelle la requête est rapportable, si le requérant est une société;

b) dans les 10 jours de la signification à la société d'une copie de l'avis introductif si le requérant est un actionnaire.

(9) Toute offre faite en application du paragraphe (7) doit :

a) être faite aux mêmes conditions;

b) contenir ou être accompagnée d'une déclaration indiquant la façon dont a été déterminée la juste valeur.

(10) Avant que la Cour suprême ne prononce une ordonnance fixant la juste valeur des actions, l'actionnaire dissident peut conclure avec la société une convention en vue de l'acquisition de ses actions par la société, notamment au prix prévu dans l'offre faite en application du paragraphe (7).

(11) L'actionnaire dissident :

a) n'est pas tenu de fournir une sûreté en garantie des dépens relativement à la requête visée au paragraphe (6);

b) sauf dans des circonstances exceptionnelles, n'est pas tenu de payer les frais de la requête ou de l'évaluation.

(12) Sur requête présentée en vertu du paragraphe (6), la Cour suprême peut donner des directives concernant :

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(a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Supreme Court, are in need of representation;

(b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery;

(c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares;

(d) the deposit of the share certificates with the Supreme Court or with the corporation or its transfer agent;

(e) the appointment and payment of independent appraisers, and the procedures to be followed by them;

(f) the service of documents; and

(g) the burden of proof on the parties.

(13) On an application under subsection (6), the Supreme Court shall make an order

(a) setting the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application;

(b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders; and

(c) setting the time within which the corporation must pay that amount to a shareholder.

(14) On

(a) the action approved by the resolution from which the shareholder dissents becoming effective;

(b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment

a) la mise en cause de tous les actionnaires dissidents dont les actions n'ont pas été rachetées par la société et la représentation de ceux qui, de l'avis de la Cour suprême, en ont besoin;

b) l'instruction des points en litige et des questions interlocutoires, y compris les plaidoiries et les interrogatoires au préalable;

c) le versement à l'actionnaire de tout ou partie de la somme offerte par la société pour ses actions;

d) le dépôt de certificats d'actions auprès de la Cour suprême, de la société ou de son agent de transfert;

e) la nomination et la rémunération des évaluateurs indépendants et la procédure qu'ils sont tenus de suivre;

f) la signification des documents;

g) le fardeau de la preuve qui incombe aux parties.

(13) Sur requête présentée en vertu du paragraphe (6), la Cour suprême rend une ordonnance :

a) fixant la juste valeur des actions de tous les actionnaires dissidents qui sont partie à la requête en conformité avec le paragraphe (3);

b) rendant contre la société un jugement de ce montant en faveur de chacun des actionnaires dissidents;

c) fixant le délai dans lequel la société doit payer ce montant à un actionnaire.

(14) L'actionnaire cesse d'avoir des droits comme actionnaire, à part le droit de se faire rembourser la juste valeur de ses actions dont le montant a été convenu entre la société et l'actionnaire ou le montant du jugement, selon le cas, dès que se réalise l'une ou l'autre des conditions suivantes :

a) la prise d'effet des mesures approuvées par

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to be made by the corporation for that shareholder's shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise; or

(c) the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Paragraph (14)(a) does not apply to a shareholder referred to in paragraph (5)(b).

(16) Until one of the events mentioned in subsection (14) occurs,

(a) the shareholder may withdraw the dissent; or

(b) the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17) The Supreme Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder because of subsection (14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

(a) the pronouncement of an order under subsection (13); or

(b) the making of an agreement between the shareholder and the corporation as to the payment to be made for the shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

la résolution au sujet de laquelle l'actionnaire a exprimé sa dissidence;

b) la conclusion d'une convention en vertu du paragraphe (10) entre la société et l'actionnaire dissident concernant le remboursement qui lui sera fait pour ses actions, notamment par l'acceptation de l'offre de la société faite en vertu du paragraphe (7);

c) le prononcé d'une ordonnance en vertu du paragraphe (13).

(15) L'alinéa (14)a) ne s'applique pas à l'actionnaire mentionné à l'alinéa (5)b).

(16) Jusqu'à ce que se réalise l'un des événements mentionnés au paragraphe (14) :

a) l'actionnaire peut retirer sa dissidence;

b) la société peut annuler la résolution;

et dans l'un ou l'autre cas, les procédures entamées en vertu du présent article doivent être suspendues.

(17) La Cour suprême peut, à son appréciation, accorder un taux d'intérêt raisonnable sur les montants payables aux actionnaires dissidents, calculé à partir de la date à laquelle l'actionnaire a cessé d'avoir des droits comme actionnaire en vertu du paragraphe (14) jusqu'à la date du paiement.

(18) Dans les cas prévus au paragraphe (20), la société doit aviser les actionnaires dissidents qu'il lui est légalement impossible de rembourser, dans les 10 jours :

a) soit du prononcé de l'ordonnance prévue au paragraphe (13);

b) soit de la conclusion de la convention entre l'actionnaire et la société concernant le remboursement.

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(19) Even though a judgment has been given in favour of a dissenting shareholder under paragraph (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to having full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(19) Même si un jugement a été rendu en faveur d'un actionnaire dissident en vertu de l'alinéa (13)b), celui-ci peut, dans les cas prévus au paragraphe (20), par avis écrit remis à la société dans les 30 jours de la réception de l'avis prévu au paragraphe (18), retirer son avis d'opposition et recouvrer ses droits, la société étant réputée consentir à ce retrait, ou bien conserver la qualité de créancier pour être remboursé par la société dès qu'elle sera légalement en mesure de le faire ou en cas de liquidation, pour être colloqué après les droits des autres créanciers, mais par préférence aux actionnaires.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

(20) La société ne peut effectuer aucun paiement aux actionnaires dissidents en vertu du présent article s'il existe des motifs raisonnables de croire que :

a) ou bien elle ne peut, ou ne pourrait de ce fait, acquitter son passif à échéance;

b) ou bien la valeur de réalisation de son actif serait, de ce fait, inférieure à son passif.

(21) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the Supreme Court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (3), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance with such terms and conditions as the Supreme Court thinks fit. *S.Y. 2010, c.8, s.126; S.Y. 2002, c.20, s.193*

(21) À la demande d'une société qui propose de prendre l'une des mesures visées aux paragraphes (1) ou (2), si la Cour suprême est convaincue que la mesure proposée n'en est pas une qui devrait donner naissance aux droits prévus au paragraphe (3), elle peut rendre une ordonnance déclarant que ces droits ne pourront prendre naissance lors de la prise de la mesure, et assortir l'ordonnance des modalités qu'elle estime indiquées. *L.Y. 2010, ch. 8, art. 126; L.Y. 2002, ch. 20, art. 193*

PART 15

CORPORATE REORGANIZATION AND ARRANGEMENTS

Articles of reorganization resulting from court order

194(1) In this section, "order for reorganization" means an order of the Supreme

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Réorganisation après une ordonnance judiciaire

194(1) Au présent article, « ordonnance de réorganisation » s'entend d'une ordonnance de la

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Appendix I

Comparison of Stockholder Rights

under the Yukon Business Corporations Act (“YBCA”)

and the Delaware General Corporation Law (“DGCL”)

 Significant Differences Between the Corporation Laws of the Yukon Territory and Delaware

The Continuance would affect the legal domicile of the Company, which would result in the Company being subject to the DGCL rather than the YBCA. Although the corporate statutes of the Yukon Territory and Delaware are similar, certain differences exist. Set forth below is a summary of the material differences in the rights of the stockholders of the Company before and after the Continuance is effective as a result of the differences between the YBCA and the DGCL. This summary does not address each difference between the YBCA and the DGCL, but focuses on some of those differences which the Company believes are most relevant to the existing stockholders. This summary is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to the YBCA and the DGCL.

Meetings of Stockholders

Delaware Provisions

Under Section 211 of the DGCL, special meetings may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Yukon Territory Provisions

Under Section 144 of the YBCA, the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may request that the directors call a meeting of stockholders. Upon meeting the technical requirements set out in the YBCA for making such a request, the directors of the corporation shall call a meeting of stockholders, unless (a) a record date has been fixed under subsection 135(2) of the YBCA and notice of the record date has been given under subsection 135(4); (b) the directors have called a meeting of stockholders and have given notice of the meeting under section 136 of the YBCA; or (c) the business of the meeting as stated in the requisition includes one of the following matters: (i) it clearly appears that the proposal has been submitted by the stockholder primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the corporation, its directors, officers or security holders or any of them, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; (ii) the corporation, at the stockholder’s request, included a proposal in a management proxy circular relating to a meeting of stockholders held within two years preceding the receipt of the request, and the stockholder failed to present the proposal, in person or by proxy, at the meeting; (iii) there are reasonable grounds for believing the proposal does not relate in a significant way to the business or affairs of the corporation; (iv) substantially the same proposal was submitted to stockholders in a management proxy circular or a dissident’s proxy circular relating to a meeting of stockholders held within five (5) years preceding the receipt of the stockholder’s request and the proposal was defeated; or (v) the right to requisition the meeting is being abused to secure publicity.

If the directors do not call such a meeting within twenty-one (21) days after receiving the request, any stockholder who signed the request may call the meeting. Under the YBCA, the directors have the power at any time to call special meetings of stockholders.

Under the Company’s bylaws, the Board can call a special meeting of the stockholders at any time.

Stockholder Action by Written Consent

Delaware Provisions

Under Section 228 of the DGCL, any action required to be taken, or that may be taken, at any annual or special meeting of the Company’s Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Yukon Territory Provision

Under Section 143 of the YBCA, stockholder action without a meeting may be taken by written resolution signed by all stockholders who would be entitled to vote on the relevant issue at a meeting.

Stockholder Proposals (other than Nomination of Candidates for Election to the Board of Directors)

Delaware Provisions

The DGCL does not provide a mechanism for the Company’s Stockholders to submit a proposal at a stockholders meeting.

Yukon Territory Provisions

Under Section 138 of the YBCA, a stockholder holding at least 1% of the outstanding voting shares of the corporation for a period of at least six (6) months before the submission of the proposal (or such stockholder having the support of such stockholders in the aggregate) and entitled to vote at an annual meeting of the stockholders may submit to a public corporation notice of any matter that the stockholder proposes to raise at the meeting and discuss at the meeting any matter in respect of which the stockholder would have been entitled to submit a proposal.

If a proposal is submitted within ninety (90) days before the anniversary date of the previous annual meeting of stockholders, the corporation shall set out the proposal in the management information circular of the corporation, or attach the proposal thereto, unless (a) it clearly appears that the proposal has been submitted by the stockholder primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the corporation, its directors, officers or security holders or any of them, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes; (b) the corporation, at the stockholder’s request, included a proposal in a management proxy circular relating to a meeting of stockholders held within two (2) years preceding the receipt of the request, and the stockholder failed to present the proposal, in person or by proxy, at the meeting; (c) there are reasonable grounds for believing the proposal does not relate in a significant way to the business or affairs of the corporation; (d) substantially the same proposal was submitted to stockholders in a management proxy circular or a dissident’s proxy circular relating to a meeting of stockholders held within five (5) years preceding the receipt of the stockholder’s request, and the proposal was defeated; or (e) the right to submit a proposal is being abused to secure publicity.

In addition, if so requested by the person submitting the proposal, the corporation shall include in or attach to the management information circular a statement of not more than two hundred (200) words in support of the proposal by the person and the name and address of the person.

If a corporation refuses to include a proposal in a management proxy circular, the corporation must notify the person in writing within twenty-one (21) days of its receipt of the proposal of its intention to omit the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court and a court may restrain the holding of the meeting and make any further order it sees fit. In addition, a corporation or any person claiming to be aggrieved by a proposal may apply to a court for an order permitting the corporation to omit the proposal from the management proxy circular, and the court may make such order as it thinks fit.

Nomination of Candidates for Election to the Board of Directors

Delaware Provisions

Under Section 112 of the DGCL, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials (including any form of proxy it distributes), in addition to individuals nominated by the board of directors, one (1) or more individuals nominated by a stockholder.

Under Section 113 of the DGCL, a corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to such procedures or conditions as the bylaws may prescribe.

Yukon Territory Provisions

Under Section 138 of the YBCA, proposals with respect to the nomination of candidates for election to the board of directors may be made by holders of shares representing not less than five percent (5%) of the shares (or shares of a class) entitled to vote at the meeting.

Notice of Stockholder Meetings

Delaware Provisions

Unless other provisions of the DGCL govern, Section 222 of the provides that notice of the date, time and place of an annual or special meeting of stockholders shall be sent to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days prior to such meeting. In the case of a special meeting, the notice must also state the purpose or purposes for which the meeting is called. Pursuant to the DGCL, notice of a stockholders’ meeting to vote upon a merger or a sale of all or substantially all of the corporation’s assets must be delivered at least twenty (20) days before the meeting date.

Yukon Territory Provisions

Under both Section 136 of the YBCA and the Company’s bylaws, notice of the date, time and place of a meeting of stockholders shall be sent not less than twenty-one (21) nor more than sixty (60) days before the meeting to each director, to the auditor, and to each holder of shares carrying the voting rights at the close of business on the record date for the notice.

Supermajority Vote Requirements

Delaware Provisions

The DGCL does not require a supermajority vote on any matter.

Yukon Territory Provisions

Under the YBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the stockholders who voted in respect of the resolution or signed by all stockholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Number of Directors

Delaware Provisions

Section 141 of the DGCL says that the board of directors shall consist of one (1) or more members, each of whom shall be a natural person.

Yukon Territory Provisions

The Company’s bylaws provide that its board shall consist of not fewer than three and not more than twenty (20) directors.

Section 113 of the YBCA provides that any amendment to increase or decrease this minimum or maximum number of directors requires the approval of stockholders by special resolution. Subject to the minimum and maximum numbers of directors, and if permitted in the Articles, the Board is authorized to determine the number of directors and from time to time to appoint additional directors within the limits specified by the YBCA. In accordance with the YBCA, the total number of directors so appointed by Board may not exceed one-third of the number of directors elected at the previous annual meeting of stockholders and such directors shall hold office for a term expiring not later than the close of the next annual meeting of stockholders.

Filling Vacancies of the Board

Delaware Provisions

Under Section 223 of the DGCL, a vacancy among the directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock are entitled to elect one or more directors, vacancies may be filled by a majority of the directors elected by such class or classes or by a sole remaining director so elected.

Yukon Territory Provisions

Under Section 110 of the YBCA and the Company’s bylaws, a vacancy among the directors created by the removal of a director may be filled at a meeting of stockholders at which the director is removed. In addition, subject to certain exceptions, Section 112 of the YBCA and the Company’s bylaws allow a vacancy on the board to be filled by a quorum of directors except when the vacancy results from an increase in the number of minimum or maximum number of directors or from the failure to elect the number or minimum number of directors required by a corporation’s Articles of Continuance or bylaws. Under Section 112 of the YBCA and the Company’s bylaws, whenever a vacancy occurs on the board which results in the board not having a quorum or there has been a failure to elect the number of minimum number of directors provided for in the corporation’s Articles of Continuance, the remaining directors shall immediately call a special meeting of stockholders to fill the vacancy. If the board fails to call such a meeting or if there are no such directors then in office, any stockholder may call the meeting. In addition, Section 107 of the YBCA and the Company’s Articles of Continuance and bylaws authorize the board to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of stockholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of stockholders.

Election of Directors

Delaware Provisions

Section 211 of the DGCL states that, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors. In the absence of any other specification in the certificate of incorporation or bylaws of a corporation, under Section 216 of the DGCL, directors are elected by a plurality of the votes. Section 141 of the DGCL states that each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Yukon Territory Provisions

Under Section 107 of the YBCA, stockholders, by ordinary resolution at the annual meeting, shall elect directors. Notwithstanding the foregoing, a corporation’s Articles of Continuance or a unanimous stockholder agreement may provide for the election or appointment of directors (a) for terms expiring not later than the close of the third annual meeting of the stockholders following the election; and (b) by creditors or employees of the corporation or by a class or classes of those creditors or employees.

Removal of Directors

Delaware Provisions

Pursuant to Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part. Whenever the holders of any class or series are entitled to elect one (1) or more directors by the certificate of incorporation, in respect to the removal without cause of a director or directors so elected, the holders of the outstanding shares of that class or series shall vote, not the outstanding shares as a whole.

Yukon Territory Provisions

Pursuant to Section 110 of the YBCA, provided that a corporation’s Articles of Continuance do not provide for cumulative voting, and subject to any unanimous stockholders agreement, stockholders of the corporation may by ordinary resolution passed at a special meeting remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution of that class or series.

The Company’s bylaws state that stockholders may by ordinary resolution passed at a special meeting remove any director from office.

Limitation on Liability of Directors

Delaware Provisions

Section 102 of the DGCL permits a corporation to include in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (unlawful payment of a dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Yukon Territory Provisions

Section 124 of the YBCA does not permit any limitation of a director’s liability for breach of the duties set forth therein, including the duty of care, other than in connection with the adoption of a unanimous stockholder agreement which may restrict any of the powers of the directors. The Company has not adopted a unanimous stockholder agreement.

Section 120 of the YBCA provides the following relief to directors for the liability that they would otherwise owe the corporation: a director is not liable for issuing a share for less than its monetary value if he proves that he did not know and could not reasonably have known that the share was issued for a consideration less than the fair equivalent of the money that the corporation would have received if the share had been issued for money.

The Company’s bylaws provide that no director shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Company are deposited, or for any loss occasioned by any error of judgment or oversight on the director’s part, or for any other loss, damage or misfortune which happens in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default. The Company’s bylaws further state that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the YBCA and the regulations thereunder or from liability for any breach thereof.

Indemnification and of Directors and Officers

Delaware Provisions

Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 also permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Under Section 145 of the DGCL, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Yukon Territory Provisions

As permitted by Section 126 of the YBCA and the Company’s bylaws, the Company shall indemnify its directors or officers, former directors or officers or persons who act or acted at the Company’s request as directors or officers of a body corporate of which the Company is or was a stockholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made party because they are or have been directors or officers of the Company or the body corporate, if (a) they acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

The YBCA also permits a corporation, with the approval of the Supreme Court of the Yukon Territory, to indemnify these same persons in respect of an action by or on behalf of the corporation or body corporate, to which they are made party by reason of being or having been directors or officers of a corporation or body corporate, against all costs, charges and expenses reasonably incurred by them in connection with the action if they fulfill the conditions set out in subsections (a) and (b) above.

Subject to the limitations contained in the YBCA, the Company’s bylaws permit the company to purchase and maintain insurance for the benefit of its directors and officers as the board of directors of the Company may from time to time determine.

Transactions with Related Parties

Delaware Provisions

Section 144 of the DGCL states that no contract or transaction between a corporation and one (1) or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Yukon Territory Provisions

Under Section 122 of the YBCA, a director or officer of a corporation who (a) is a party to a material contract or proposed material contract with the corporation; or (b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of the interest. A director who has an interest described herein may not vote on any resolution to approve the contract unless the contract is (a) an arrangement by way of security for money lent to or obligations undertaken by the director, or by a body corporate in which the director has an interest, for the benefit of the corporation or an affiliate; (b) a contract relating primarily to the director’s remuneration as a director, officer, employee or agent of the corporation or an affiliate; (c) a contract for indemnity or insurance under section 126 of the YBCA; or (d) a contract with an affiliate.

Dividends

Delaware Provisions

Subject to certain limitations, Section 170 of the DGCL permits directors of a corporation, subject to any restrictions contained in its certificate of incorporation, to declare and pay dividends on the shares of its capital stock either: (1) out of its surplus; or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Yukon Territory Provisions

Section 44 of the YBCA states that a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due.

Amendment of Bylaws

Delaware Provision

A Company’s bylaws may be adopted, amended or repealed by the Stockholders entitled to vote.

Yukon Territory Provision

Section 103 of the YBCA permits directors, by resolution, make, amend or repeal any bylaws unless the articles, bylaws or a unanimous stockholder agreement otherwise provide. The directors must submit a bylaw, or an amendment or a repeal of a bylaw, so made to the stockholders at the next meeting of stockholders, and the stockholders may, by ordinary resolution, confirm, reject or amend the bylaw, amendment or repeal. A bylaw, or an amendment or a repeal of a bylaw adopted by directors is effective from the date of the resolution of the directors until it is confirmed, confirmed as amended or rejected by the stockholders or until it ceases to be effective due to repeal or rejection by the stockholders. If the directors fail to submit the bylaw, amendment or repeal to the stockholders, the bylaw, amendment or repeal ceases to be effective. A stockholder entitled to vote at an annual meeting of stockholders may, in accordance with section 138, make a proposal to make, amend or repeal a bylaw.